UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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GenVec, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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65 West Watkins Mill Road Gaithersburg, MD 20878 ph: 240-632-0740 fx: 240-632-0735 www.genvec.com

April 29, 2011

Dear GenVec Stockholder:

We are pleased to enclose your Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Stockholders of GenVec, Inc. (the “Company”) to be held on Wednesday, June 15, 2011 at 9:00 a.m. (EDT) at the Company’s executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878.

The Board of Directors hopes you will be able to attend this stockholders’ meeting. We look forward to meeting each of you and discussing with you the significant events that have occurred during the last year as well as our current prospects.

In order to assure that a quorum is present at the meeting, we encourage you to promptly submit your vote by telephone or by mail according to the instructions on the enclosed proxy card, even though you may plan to attend in person. We also encourage you to read the enclosed Proxy Statement, which contains information relevant to the actions to be taken at the meeting. You may revoke your proxy at any time prior to its being voted at the Annual Meeting by submitting another later-dated proxy by telephone or mail or by delivering written notice of revocation to the Secretary of the Company. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person. However, if you are a stockholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership in order to vote personally at the Annual Meeting.

Very truly yours, /s/ Paul H. Fischer Paul H. Fischer, Ph.D. President and Chief Executive Officer

GENVEC, INC.
65 West Watkins Mill Road
Gaithersburg, Maryland 20878
(240) 632-0740

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JUNE 15, 2011

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of GenVec, Inc. (the “Company”) will be held on Wednesday, June 15, 2011 at 9:00 a.m. (EDT) at the Company’s executive offices at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 (the “Annual Meeting”). The Annual Meeting is called for the following purposes:

1.	To elect four directors to the Company’s Board of Directors as set forth in the attached Proxy Statement, three to serve a three-year term and one to serve a two-year term or until their successors are qualified and elected;
2.	To approve by a non-binding advisory vote compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement;
3.	To recommend by a non-binding advisory vote the frequency of future non-binding advisory votes on compensation of the Company’s named executive officers;
4.	To approve the adoption of the GenVec, Inc. 2011 Omnibus Incentive Plan;
5.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011; and
6.	To act upon any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Persons to whom stockholders grant proxies will have the power to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company set April 21, 2011 as the Record Date for the Annual Meeting. This means that only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the meeting. A list of stockholders as of the Record Date will be available for inspection by stockholders at the meeting and at the Company’s corporate headquarters during business hours for a period of ten days prior to the Annual Meeting.

We direct your attention to the attached Proxy Statement.

By Order of the Board of Directors
/s/ Douglas J. Swirsky Douglas J. Swirsky Corporate Secretary Gaithersburg, Maryland April 29, 2011

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE PROMPTLY BY TELEPHONE ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD OR BY SIGNING, DATING, AND RETURNING THE ACCOMPANYING PROXY CARD USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ARE A STOCKHOLDER OF RECORD AND FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

GENVEC, INC.
65 West Watkins Mill Road
Gaithersburg, Maryland 20878

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING

We are furnishing this Proxy Statement to stockholders of GenVec, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 on Wednesday, June 15, 2011 at 9:00 a.m. (EDT) and for any adjournments or postponements of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being released for mailing to the stockholders on or about May 4, 2011.

At the Annual Meeting, stockholders will be asked to: (i) elect four directors to the Company’s Board of Directors, three to serve a three-year term and one to serve a two-year term or until their successors are qualified and elected; (ii) approve by non-binding advisory vote the compensation of our named executive officers; (iii) recommend by non-binding advisory vote the frequency of future non-binding advisory votes on the compensation of our named executive officers; (iv) approve the adoption of the GenVec, Inc. 2011 Omnibus Incentive Plan (the “2011 Omnibus Incentive Plan”); (v) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011; and (vi) act upon any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Recommendation of the Board

The Board recommends that you vote FOR each of the nominees for election to the Board (Proposal 1), FOR the approval of the compensation of our named executive officers (Proposal 2), in favor of future non-binding advisory votes on executive compensation every “THREE YEARS” (Proposal 3), FOR approval of the adoption of the 2011 Omnibus Incentive Plan (Proposal 4), and FOR ratification of KPMG LLP as our independent registered public accounting firm for 2011 (Proposal 5).

Your vote is important. Accordingly, whether or not you plan to attend the Annual Meeting, we urge you to promptly submit your vote by telephone according to the instructions on the proxy card or by signing, dating, and returning the accompanying proxy card. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

MEETING INFORMATION

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, June 15, 2011

Our Annual Report to Stockholders and this Proxy Statement are available at http://genvec.investorroom.com.

Date, Time, and Place

The Annual Meeting will be held on Wednesday, June 15, 2011, at 9:00 a.m. (EDT), at the Company’s executive offices located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878.

Record Date, Voting Rights, and Quorum

Only stockholders of record of shares of the Company’s common stock at the close of business on April 21, 2011 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting on all matters. A list of stockholders as of the Record Date will be available for inspection by stockholders at the meeting and at the Company’s corporate headquarters during business hours for a period of ten days prior to the Annual Meeting.

Each share of the Company’s common stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. At the close of business on the Record Date, the Company had 12,917,138 shares of common stock outstanding and entitled to vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting are considered present and count toward the quorum. Shares represented by “broker non-votes,” as described below, will be counted in determining whether there is a quorum present. If there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Brokers and other nominees holding shares of record for customers may not vote on “non-routine” proposals, including the election of directors, the authorization of equity compensation plans, and matters related to executive compensation, unless they receive voting instructions from their customers. “Broker non-votes” mean the votes that could have been cast on a proposal if the brokers had received instructions from their customers and as to which the brokers lack voting authority.

Directors are elected by a plurality, and the four nominees who receive the most votes will be elected. Because only a plurality of the votes actually cast is required to elect a director, abstentions and broker non-votes will have no effect on the outcome of the election.

The approval of the compensation of our named executive officers, adoption of the 2011 Omnibus Incentive Plan, and ratification of the Company’s independent registered public accounting firm require the affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Broker non-votes are not taken into account to determine the outcomes of the votes on these proposals, and abstentions will be counted as votes against the proposals.

The proposal on the frequency of future non-binding advisory votes on the compensation of our named executive officers permits stockholders to select among several alternatives, and it is possible that no one choice will receive a majority vote. Because this vote is advisory in nature, the Board will consider but is not bound by its outcome. While the Board is making a recommendation with respect to this proposal, stockholders are being asked to vote on the choices specified on the proxy card and not whether they agree or disagree with the Board’s recommendation.

We know of no additional matters that will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers discretionary authority on the designated proxy holders (other than with respect to broker non-votes) to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof. Proxies solicited hereby will be tabulated by the inspector of elections designated by the Board of Directors.

Voting and Revocation of Proxies

All outstanding shares of the Company’s common stock represented by valid and unrevoked proxies received in time for the Annual Meeting will be voted. With respect to the election of directors, a stockholder may (i) vote for the election of all of the named director nominees, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of one or more director nominees and withhold authority to vote for one or more nominee directors. The proposals to approve the compensation of our named executive officers, adopt the 2011 Omnibus Incentive Plan and ratify KPMG LLP as our independent registered public accounting firm allow stockholders to (i) vote “FOR” the matter, (ii) vote “AGAINST” the matter or (iii) “ABSTAIN” from voting on the matter. The proposal to recommend the frequency of future non-binding advisory votes on executive compensation allows stockholders to select (i) “EVERY YEAR,” (ii) every “TWO YEARS,” (iii) every “THREE YEARS” or (iv) “ABSTAIN.”

Shares will be voted on each proposal as instructed in the accompanying proxy. However, if no instructions are given on a validly signed and returned proxy (other than with respect of broker non-votes), the shares will be voted in accordance with the Company’s recommendations as follows: (i) “FOR” the election of the named director nominees; (ii) “FOR” approval of the compensation of our named executive officers; (iii) in favor of future non-binding advisory votes on the compensation of our named executive officers held every

THREE YEARS; (iv) “FOR” adoption of the 2011 Omnibus Incentive Plan; and (v) “FOR” ratification of KPMG LLP as the Company’s independent registered public accounting firm.

Any proxy may be revoked at any time prior to its exercise by (1) filing a written notice of revocation with the Corporate Secretary of the Company, (2) delivering to the Company a duly executed proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership in order to vote personally at the Annual Meeting.

Expenses and Solicitation of Proxies

The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation of proxies by mail, we may also solicit proxies personally, by telephone or by the Internet through our agents, directors, officers, and regular employees. We also will request persons, firms, and corporations holding shares of Common Stock in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. We have engaged Eagle Rock Proxy Advisors LLC to assist us with the solicitation of proxies, and we expect to pay $6,000 for their services plus out-of-pocket expenses incurred during the course of their work.

RECENT REVERSE STOCK SPLIT

On April 19, 2011, the Company affected a reverse stock split of its outstanding common stock at a ratio of one-for-ten, whereby each ten shares of common stock were combined into one share of common stock (the “Reverse Stock Split”). The Reverse Stock Split was effective with respect to stockholders of record at the close of business on April 18, 2011. Stockholders became entitled to receive cash in lieu of fractional shares produced by the Reverse Stock Split.

As reflected in this Proxy Statement, the principal effects of the Reverse Stock Split were to:

•	reduce the number of shares of common stock issued and outstanding by a factor of 10;
•	increase the per share exercise price by a factor of 10, and decrease the number of shares issuable upon exercise by a factor of 10, for all outstanding options, warrants and other convertible or exercisable equity instruments entitling the holders to purchase shares of the Company’s common stock; and
•	proportionately reduce the number of shares authorized and reserved for issuance under the Company’s existing equity compensation plans.

All numbers in this Proxy Statement have been revised to reflect the Reverse Stock Split.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the number of members of the Board of Directors shall be fixed and determined from time to time by resolution of the Board of Directors. Our Board currently consists of seven persons divided into three classes, as equal in number as reasonably possible, with the term of one class expiring each year at the annual meeting. At this Annual Meeting, the terms of Kevin M. Rooney, Joshua Ruch, and Marc R. Schneebaum will expire. Mr. Ruch has decided not to stand for re-election.

By resolution on April 1, 2011, the Board voted to increase the size of the Board to eight members. Accordingly, at the Annual Meeting, the stockholders will be asked to elect four directors. The Board has nominated Edward M. Connor, Jr. and Adel A.F. Mahmoud, neither of whom has previously served as a director of the Company, along with the incumbent directors Mr. Rooney and Mr. Schneebaum upon the recommendation of the Nominating and Corporate Governance Committee. To balance the membership of the classes, Dr. Mahmoud, Mr. Rooney, and Mr. Schneebaum have been nominated, each to serve a three-year term expiring in 2014, and Dr. Connor has been nominated to serve a two-year term expiring in 2013. The directors elected will hold office until their respective successors have been elected and qualified. It is intended that the accompanying proxy will be voted for the election as directors of the nominees unless the proxy contains contrary instructions or in the case of broker non-votes. We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, if any of the nominees should become unable or unwilling to serve as a director, the persons named as proxies will vote for the election of such person or persons as shall be designated by the Board.

Nominee for Term Expiring in 2013	Position(s) with Company
Edward M. Connor, Jr., M.D.	None

Nominees for Term Expiring in 2014	Position(s) with Company
Adel A.F. Mahmoud, M.D., Ph.D.	None
Marc R. Schneebaum	Director
Kevin M. Rooney	Director

The following table sets forth the continuing directors, the positions with the Company currently held by each continuing director, and the year each continuing director’s current term will expire.

Continuing Directors	Position(s) with Company	Year Current Term Expires
Paul H. Fischer, Ph.D.	President, Chief Executive Officer and Director	2012
Wayne T. Hockmeyer, Ph.D.	Director	2012
William N. Kelley, M.D.	Director	2013
Zola P. Horovitz, Ph.D.	Director	2013

Vote Required for Approval

The nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting shall be elected as directors. Stockholders do not have the right to cumulate their votes in the election of directors.

Recommendation

The Board unanimously recommends a vote “FOR” the election of the nominees listed above.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Nomination Process

The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. The Nominating and Corporate Governance Committee will consider candidates suggested by the Company’s current directors and senior management. In addition, the Nominating and Corporate Governance Committee will consider stockholder nominees for election to the Board submitted in accordance with the procedures set forth in the Company’s Amended and Restated Bylaws and applicable law. These procedures include, among other things, delivery to the Corporate Secretary not less than 120 days nor more than 150 days prior to the anniversary of the mailing of the previous year’s proxy statement of written notice of such nomination setting forth (i) certain biographical information as to each individual nominated; and (ii) as to the nominating stockholder and any persons acting in concert with them, their names and business addresses, their names and addresses as they appear on the Company’s books (if applicable), and the class and number of shares of the Company’s Common Stock that they beneficially own. Such notice must also include a written consent of the nominated individual to being named as a nominee and to serve as a director if elected.

In identifying candidates for recommendation for nomination to the Board, the Nominating and Corporate Governance Committee takes into account all factors and criteria it considers appropriate, which include but are not limited to:

•	whether the director/potential director possesses personal and professional integrity, sound judgment and forthrightness, and has sufficient time and energy to devote to the Company’s affairs;
•	whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team;
•	whether the director/potential director represents the interests of the Company’s stockholders;
•	whether the director/potential director assists in achieving a mix of Board members that represents a range of background and experience;
•	whether the director/potential director meets the independence requirements of the NASDAQ listing standards;
•	whether the director/potential director, by virtue of particular business, professional or technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a Board member;
•	whether the director/potential director is free from conflicts of interest with the Company; and
•	any factors related to the ability and willingness of a new director to serve, or an existing director to continue his or her service.

The Nominating and Corporate Governance Committee does not believe it is in the Company’s interests or those of the Company’s stockholders to establish rigid minimum qualifications for candidates for membership on the Board. By preserving flexibility to consider candidates under the factors and criteria described above, the Nominating and Corporate Governance Committee believes it can best serve the Company and its stockholders. The Nominating and Corporate Governance Committee evaluates stockholder nominees using the factors and criteria set forth above, and there is no difference in the manner in which the Nominating and Corporate Governance Committee evaluates candidates for membership on the Board based on whether such candidate is recommended by a stockholder or the directors or senior management. Dr. Mahmoud and Dr. Connor were each recommended by a non-management director to the Nominating and Corporate Governance Committee for consideration for nomination to the Board.

The Nominating and Corporate Governance Committee screens Board candidates, performs reference checks, prepares a biography for each candidate for the Nominating and Corporate Governance Committee to review, and conducts interviews. The Nominating and Corporate Governance Committee and our Chief Executive Officer will interview candidates that meet our director nominee criteria, and the Nominating and Corporate Governance Committee will recommend to the Board nominees that best suit the Board’s needs. The

Nominating and Corporate Governance Committee considers diversity in evaluating candidates for director with respect to the contribution that individual diversity of professional skills and experiences makes to overall Board effectiveness.

The following table sets forth the director nominees for election at the Annual Meeting, the directors of the Company currently in office, their ages, and the positions currently held by each such person with the Company.

Name	Age	Position
Non-incumbent Director Nominees
Edward M. Connor, Jr., M.D.	58	Nominee (term would expire in 2013)
Adel A.F. Mahmoud, M.D., Ph.D.	69	Nominee (term would expire in 2014)
Directors whose terms expire at the Annual Meeting
Kevin M. Rooney(2)	45	Director (nominee for term expiring in 2014)
Joshua Ruch(3)	61	Director (not standing for re-election)
Marc R. Schneebaum(2)(3)	57	Director (nominee for term expiring in 2014)
Continuing Directors whose terms expire in 2012
Paul H. Fischer, Ph.D.	61	Director, President, and Chief Executive Officer
Wayne T. Hockmeyer, Ph.D.(1)(3)	66	Director

Continuing Directors whose terms expire in 2013
Zola P. Horovitz, Ph.D.(1)(2)(4)	76	Director
William N. Kelley, M.D.(1)	71	Director

(1)	Member of the Nominating and Corporate Governance Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Chairman of the Board of Directors.

The biographies of each of the nominees below contains information regarding the experiences, qualifications, attributes, or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.

Director Nominee for Term Expiring in 2013

Edward M. Connor, Jr., M.D. is the Director, Office of Innovation Development and Investigational Therapeutics at Children’s National Medical Center and a Professor of Pediatrics, Microbiology, Immunology and Tropical Medicine at George Washington University School of Medicine and Health Sciences, positions he has held since 2008. From 2004 to 2008, Dr. Connor was the Chief Medical Officer and Executive Vice President of MedImmune, Inc., where he had previously served as a Senior Vice President, Clinical Development from 2000 to 2004, Vice President, Clinical Development from 1995 to 2000, and Director, Clinical Studies from 1994 to 1995. He currently serves as the Chief Medical Officer for 3-V Biosciences, a biopharmaceutical company for the treatment of infectious diseases, a position he has held since 2010. Dr. Connor has also served on numerous advisory boards and is the Children’s National Representative on the VP-Pharma Board of Directors.

Dr. Connor has significant academic and executive-level leadership experience and would bring to the Board a broad perspective on the Company’s operations, strategy, and medical technology.

Director Nominees for Term Expiring in 2014

Adel A.F. Mahmoud, M.D., Ph.D. is a Professor at Princeton University in the Department of Molecular Biology and the Woodrow Wilson School of Public and International Affairs a position he has held since 2007. In 2006, he retired as the Chief Medical Advisor, Vaccines and Infectious Diseases and a member of the Management Committee of Merck & Co., Inc., a pharmaceutical company, following a 6 year tenure from 1999 to 2005 as President of Merck Vaccines. During that period, Dr. Mahmoud led the effort to launch four new vaccines against rotavirus, human papillomavirus, shingles and a combination of Measles, Mumps, Rubella and Varicella. Dr. Mahmoud currently serves as a director of Becton, Dickinson and Company and Sanaria, Inc. He also serves on numerous scientific advisory boards and is the chairman of the National Institutes of Health’s Blue Ribbon Panel to Advise on the Risk Assessment of the National Emerging Infectious Diseases Laboratories at Boston University Medical Center and the National Academy of Sciences’ Committee on the Prevention of Proliferation of Biological Weapons.

Dr. Mahmoud is a prominent scientist with a strong background in infectious disease and vaccines. He would bring strong technical and operational experience to the Board based on his research background and experience in the pharmaceutical industry and academia.

Marc R. Schneebaum has served as a director of GenVec since April 2007. Mr. Schneebaum is a member of the Compensation Committee and the Chairman of the Audit Committee. Mr. Schneebaum was most recently President and CEO of Sensors for Medicine and Science, Inc., an emerging medical technology company, a position he held from 1997 to 2010. Previously, from 1991 to 1997, he served as Senior Vice President, Finance, Business Development and Administration, and CFO of Genetic Therapy, Inc. (“GTI”), a biotechnology company. Prior to his tenure at GTI, from 1987 to 1991, Mr. Schneebaum was a Vice President at Alex Brown & Sons Incorporated, a leading investment banking firm (now part of Deutsche Bank), where he participated in a variety of finance and strategic assignments. Mr. Schneebaum began his career in the accounting and auditing group at KPMG LLP, advancing to senior manager in the management consulting group. Mr. Schneebaum, a CPA, received his degree in Business Administration from the University of Maryland.

Mr. Schneebaum’s financial acumen and varied leadership roles in the medical-technology and biotechnology fields, and his experience in investment banking, accounting, and management consulting at leading institutions brings a level of knowledge to the Board that aids greatly in its deliberations.

Kevin M. Rooney has served as a director of GenVec since January 2008. Mr. Rooney is a member of the Audit Committee. Mr. Rooney is currently the President of Beacon Consulting Group, a company focused on providing strategic consulting services to biopharmaceutical executives, a position he has held since 2007. Previously, from 2003 to 2007, he held positions at Medimmune, including Vice President, sales and marketing, for their oncology division. Prior to this, Mr. Rooney worked for Bristol-Myers Squibb Company holding positions of increasing responsibility. He also held marketing positions at Glaxo Wellcome, Inc. and Burroughs Wellcome Company. He received his master’s degree in management from the J.L. Kellogg Graduate School of Management at Northwestern University and his bachelor’s degree from the University of Virginia. He is also a member of the board of trustees for the National Foundation for Infectious Disease, a non-profit foundation for infectious disease education of medical professionals and the public.

Mr. Rooney’s commercial leadership experience makes him a valuable addition to the Board in planning for the future development and growth of the Company.

Continuing Directors

Paul H. Fischer, Ph.D. has served as President and Chief Executive Officer and as a director of GenVec since 1996. Prior to joining GenVec, he was Executive Vice President of Research and Development with Oncologix, Inc. (now Antigenics, Inc.), a biotechnology company. Previous experience included Manager, Cancer Research at Pfizer, Inc., a pharmaceutical company. Dr. Fischer received his B.S. in Biology from the University of Denver, his Ph.D. in Pharmacology from the University of California at San Francisco, and performed post-doctoral research in Pharmacology at Yale University School of Medicine. He was an Assistant Professor of Pharmacology at the University of Missouri, School of Medicine and was an associate Professor of Human Oncology at the University of Wisconsin before joining Pfizer. Dr. Fischer also serves on numerous community, academic, and professional organizations and Boards.

Dr. Fischer has provided the Company with strong leadership for almost two decades as its President and Chief Executive Officer and as a director. Dr. Fischer’s research background, his experience prior to joining the Company both in academia and at a multi-national pharmaceutical company, and his day-to-day leadership of our business gives the Board an invaluable Company-focused perspective.

Wayne T. Hockmeyer, Ph.D. has served as a director of GenVec since December 2000. Dr. Hockmeyer is a member of the Nominating and Corporate Governance Committee and is the Chairman of the Compensation Committee. Dr. Hockmeyer founded MedImmune, Inc. (“MedImmune”) in April 1988 as President and Chief Executive Officer and was elected a director of MedImmune in May 1988. Dr. Hockmeyer became Chairman of the board of directors of MedImmune in May 1993 and relinquished his position as Chief Executive Officer in October 2000. Dr. Hockmeyer is currently retired, having resigned from his positions as a member of the MedImmune board of directors, and as President, MedImmune Ventures, Inc., following the acquisition of MedImmune by AstraZeneca Biopharmaceuticals, Inc. in June 2007. Dr. Hockmeyer earned his bachelor’s degree from Purdue University and his Ph.D. from the University of Florida in 1972. Currently, he is a director of Baxter International Inc. and Idenix Pharmaceuticals, Inc. Within the past five years, Dr. Hockmeyer also served on the boards of Verenium Corp. and Middlebrook Pharmaceuticals, Inc.

Dr. Hockmeyer’s experience for the past two decades at the forefront of biotechnology development provides a valuable resource and knowledge base for our Board. Dr. Hockmeyer’s experience in founding and managing MedImmune prior to its acquisition, both as its most senior executive and as Chairman of its board of directors, enables him to counsel the Board in a unique and beneficial manner.

Zola P. Horovitz, Ph.D. has served as a director of GenVec since August 2003. Dr. Horovitz is a member of the Nominating and Corporate Governance Committee and the Audit Committee and is the Chairman of the Board of Directors. Dr. Horovitz is currently retired. Dr. Horovitz served as a director of Diacrin, Inc. from 1994 to August 2003. From 1991 to 1994, Dr. Horovitz was Vice President, Business Development and Planning at Bristol-Myers Squibb Pharmaceutical Group and was Vice President, Licensing from 1989 to 1991. Prior to 1989, Dr. Horovitz spent 30 years as a member of the Squibb Institute for Medical Research and received his Ph.D. from the University of Pittsburgh. Dr. Horovitz currently serves as a director of BioCryst Pharmaceuticals, Inc. and Palatin Technologies, Inc. Within the past five years, Dr. Horovitz also served on the boards of Genaera Corp., Immunicon Corp., NitroMed, Inc., Avigen, Inc. and DoV Pharmaceutical Inc. (acquired by Euthymics Bioscience, Inc. in July 2010).

Dr. Horovitz has spent over five decades in the pharmaceutical and biotechnology industry, and brings this depth of experience to his leadership of our Board. Dr. Horovitz’s wide range of business development and licensing expertise has served and will continue to serve as an important resource for the Board as the Company continues its development.

William N. Kelley, M.D. has served as a director of GenVec since June 2002. Dr. Kelley is the Chairman of the Nominating and Corporate Governance Committee. Dr. Kelley brings a long history of involvement in experimental models of gene therapy to the Board. Dr. Kelley and his colleagues at the University of Michigan were the first to propose in vivo gene therapy as it is recognized today and the first to directly administer a human gene in vivo and obtain expression in an experimental animal model. From 1989 to 2000, Dr. Kelley served as Executive Vice President of the University of Pennsylvania with responsibilities as Chief Executive Officer for the Medical Center, Dean of the School of Medicine, and the Robert G. Dunlop Professor of Medicine and Biochemistry and Biophysics. He is currently Professor of Medicine and Professor of Biochemistry and Biophysics at the School of Medicine of the University of Pennsylvania. In the national leadership arena, Dr. Kelley has served as President of the American Society for Clinical Investigation, President of the American College of Rheumatology, Chair of the American Board of Internal Medicine and Chair of the Residency Review Committee for Internal Medicine. Currently, Dr. Kelley serves as a director of Merck & Co. Inc. and Beckman Coulter, Inc. Within the past five years, Dr. Kelley also served on the board of directors of Polymedix, Inc.

Dr. Kelley brings a long history of involvement in experimental models of gene therapy to the Board. Dr. Kelley’s many leadership roles, both as a leader in the field of gene therapy and as a senior management figure of an internationally renowned medical center, allow him to provide strong leadership to our Board.

Director Not Standing for Re-Election

Joshua Ruch has served as a director of GenVec since August 2003 and is a member of the Compensation Committee. In March 2011, Mr. Ruch indicated his intention not to stand for re-election at the Annual Meeting. Mr. Ruch served as a director of Diacrin, Inc. from March 1998 to August 2003. Mr. Ruch is the Chairman and Chief Executive Officer of Rho Capital Partners, Inc., an investment and venture capital management company, which he co-founded in 1981. Prior to founding Rho, Mr. Ruch was employed in investment banking at Salomon Brothers. Mr. Ruch received a B.S. degree in electrical engineering from the Israel Institute of Technology (Technion) and an MBA from the Harvard Business School. Mr. Ruch currently serves as a director of Verenium Corporation (and served as a director of Celunol Corp. prior to its merger with Verenium) and a number of private companies.

Mr. Ruch’s background in investment banking and his continued active involvement in the venture capital and investment management fields allowed him to serve as a unique resource to the Board.

Information Regarding the Board of Directors and Certain Committees

Board and Committee Meetings

The Board oversees and guides the Company’s management and its business. The Board has three standing committees to assist it with its operations: a Nominating and Corporate Governance Committee; an Audit Committee; and a Compensation Committee. During 2010, there were nine meetings of the Board of Directors. Each director attended all of the meetings of the Board and the Committees on which such director served that were held during 2010.

The Board of Directors has adopted and approved a charter for each of its standing committees. The charters, which include the functions and responsibilities of each of the committees, can be found in the Investor Relations section on GenVec’s web site at www.genvec.com.

Board Committees

Nominating and Corporate Governance Committee.  The members of the Nominating and Corporate Governance Committee are William N. Kelley, M.D. (Chairman), Wayne T. Hockmeyer, Ph.D. and Zola P. Horovitz, Ph.D. Each member of the Nominating and Corporate Governance Committee is independent as defined by NASDAQ listing standards. The primary functions and responsibilities of the Nominating and Corporate Governance Committee are to establish criteria for prospective directors, consider director candidates, recommend to the Board of Directors persons to be nominated for election as directors at each Annual Meeting, and adopt and develop corporate governance principles and policies for Board consideration. The Nominating and Corporate Governance Committee periodically reviews and assesses the Company’s corporate governance policies. The Nominating and Corporate Governance Committee met five times during 2010.

Audit Committee.  The members of the Audit Committee are Marc R. Schneebaum (Chairman), Zola P. Horovitz, Ph.D., and Kevin M. Rooney. Each member of the Audit Committee is independent as defined by NASDAQ listing standards. The Board has determined that at least one member of the Audit Committee, Marc R. Schneebaum, is an Audit Committee Financial Expert as defined in the SEC’s rules and regulations. The Audit Committee is responsible for appointing, compensating, overseeing and evaluating the selection of the Company’s independent registered public accounting firm and is responsible for overseeing the following: management’s preparation of the Company’s financial statements and management’s conduct of the accounting and financial reporting processes; management’s maintenance of internal controls and procedures for financial reporting; the Company’s compliance with applicable legal and regulatory requirements, including without limitation those requirements relating to financial controls and reporting; the independent auditor’s qualifications and independence; and the performance of the independent auditors, including the annual independent audit of the Company’s financial statements. The Audit Committee met four times during 2010.

Additional information regarding the Audit Committee is included in this Proxy Statement under the caption “Audit Committee Report.”

Compensation Committee.  The members of the Compensation Committee are Wayne T. Hockmeyer, Ph.D. (Chairman), Joshua Ruch, and Marc R. Schneebaum. Each member of the Compensation Committee is independent as defined by NASDAQ listing standards. The Compensation Committee met four times during 2010.

The Compensation Committee is responsible for, among other things, reviewing and making recommendations to the independent directors of the Board, who are meeting in executive session, with respect to the annual compensation for the Chief Executive Officer. The Compensation Committee also is responsible for reviewing and approving the annual compensation and benefits for GenVec’s other executive officers. The Compensation Committee also, among other things, reviews compensation of the Board, reviews and makes recommendations on all new executive compensation programs that are proposed for adoption, and administers the Company’s equity incentive plans.

The Compensation Committee’s charter permits it to form and delegate to a subcommittee of one or more of the Committee’s members to perform the functions of the Compensation Committee. The Compensation Committee did not delegate its authority in 2010. Pursuant to its charter, the Committee has the sole authority to retain compensation consultants to assist it in its decision-making process. As it has in recent years, the Compensation Committee retained Towers Watson & Co. (formerly Towers Perrin) as its compensation consultant to assist in evaluating the compensation programs for 2010. The Compensation Committee used this information in connection with making 2010 compensation determinations. Towers Watson does no work for us other than work that is authorized by the Compensation Committee, or its chairperson. Towers Watson also advised the Compensation Committee on the use of a peer group for comparative purposes.

Additional information on the Compensation Committee’s consideration of the compensation paid to the named executive officers during 2010, including the role of Towers Watson in advising the Compensation Committee on the compensation for these officers and the role of Dr. Fischer, our President and Chief Executive Officer, in recommending the compensation paid to these officers, is addressed below under the caption “Compensation Discussion and Analysis.”

Corporate Governance Matters

Director Independence

The Board of Directors has affirmatively determined that each of the following directors is independent within the meaning of the NASDAQ director independence standards: Wayne T. Hockmeyer, Ph.D.; Zola P. Horovitz, Ph.D.; William N. Kelley, M.D.; Joshua Ruch; Marc R. Schneebaum; and Kevin M. Rooney. The Board of Directors has also affirmatively determined that each of the following non-incumbent director nominees for election is independent within the meaning of the NASDAQ director independence standards: Edward M. Connor, Jr., M.D. and Adel A.F. Mahmoud, M.D., Ph.D. The Board of Directors has determined that Paul H. Fischer, Ph.D., the Company’s President and Chief Executive Officer, is not independent within the meaning of the NASDAQ director independence standards. The Board has also determined that all standing committees of the Board of Directors are composed entirely of independent directors.

The Board does not have a policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate. Historically, the Company has split the positions of the Chairman of the Board and Chief Executive Officer because we believe that this structure is appropriate given the differences between the two roles in our current management structure. Our Chief Executive Officer, among other duties, is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board, among other responsibilities, provides guidance to the Chief Executive Officer and presides over meetings of the full Board.

Board’s Role in Risk Oversight

Our management is responsible for managing risks in our business, including developing processes to manage and monitor risks. The Board views its role as one of oversight and of responsibility for setting a tone that risk management should be properly integrated with the Company’s strategy and culture. The Board focuses on understanding management’s risk management systems, the effectiveness of those systems, and the way in which management proactively manages risks. In addition, the Board utilizes the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee to manage risks that arise under each committee’s area of focus.

The Nominating and Corporate Governance Committee regularly reports to the Board on any suggested updates to the Company’s corporate governance guidelines that the committee feels would provide greater Board oversight of systems and processes that ensure the Company adheres to the principles of good governance by which it operates. The Audit Committee oversees management’s maintenance of internal controls and procedures and its compliance with applicable legal and regulatory requirements. The Audit Committee also regularly reports to the Board on its findings, and has authority under its committee charter to discharge its oversight role. The Compensation Committee reviews, and reports to the Board, on a regular basis, the results of the Company’s executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance. In addition, the Compensation Committee reviews the compensation structures of the Company as a whole. In particular, this review considers whether compensation practices properly take into account an appropriate risk-reward relationship or encourage unnecessary and excessive risks that threaten the value of the Company.

Communication with the Board

The Company’s stockholders may communicate with the Board of Directors or any member thereof by sending any communication, in writing, by certified mail, to:

GenVec, Inc.
Attn: Corporate Secretary
65 West Watkins Mill Road
Gaithersburg, Maryland 20878

Any such communication should state the number of shares beneficially owned by the stockholder. All communications received in accordance with this policy will be forwarded by the Corporate Secretary to GenVec’s Chairman of the Board of Directors. The Chairman of the Board will relay all such communications to the appropriate director or directors on a periodic basis unless he determines that the communication:

•	does not relate to the business or affairs of GenVec or the functioning or constitution of the Board of directors or any of its committees;
•	relates to routine or insignificant matters that do not warrant the attention of the Board;
•	is an advertisement or other commercial solicitation or communication;
•	is frivolous or offensive; or
•	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s management and only in accordance with the Company’s policies and procedures, applicable law and regulations relating to the disclosure of information.

Executive Sessions of the Board of Directors

The Company’s non-management directors, who also constitute the Company’s independent directors, meet at each regularly scheduled Board meeting in executive session without Dr. Fischer or management present. The Chairman of the Board presides over the meetings of the non-management directors.

Policy Regarding Directors Attendance at Annual Meetings of Stockholders

The Company does not have a policy requiring attendance of all directors at the Annual Meeting. All directors, with the exception of Mr. Ruch, attended the Company’s Annual Meeting of Stockholders in 2010.

Code of Business Conduct and Ethics

The Board has adopted the Code of Business Conduct and Ethics (the “Code”), which sets forth standards of expected conduct of the Chief Executive Officer, financial executives, directors, executive officers, and all employees of the Company. The Code includes policies on employment, conflicts of interest, confidential information, and requires strict adherence to all laws and regulations applicable to the conduct of the Company’s business. A copy of the Code can be found in the Investor Relations section on the Company’s website at www.genvec.com. The Company will disclose any amendment to the Code or waivers of the Code relating to the Company’s directors, executive officers, principal financial and accounting officers, or persons performing similar functions on its website within five business days following the date of any such amendment or waiver.

Director Stock Ownership Guidelines

Stock ownership guidelines have been established for members of the Board. These guidelines were established to align their interests with those of the stockholders and to strengthen their focus on activities that create shareholder value. Under these guidelines, each member of the Board shall own, either directly or beneficially through an investment vehicle, at least 500 shares of Common Stock of the Company (which shall be adjusted for stock splits and reclassifications). Shares of Common Stock underlying unexercised options held by a director are not included in the total number of shares of Common Stock owned by such director. The Nominating and Corporate Governance Committee may exempt a director from compliance with these guidelines if compliance would result in a hardship. As of the date of this Proxy Statement, each of the Company’s directors was in compliance with the stock ownership guidelines.

DIRECTOR COMPENSATION TABLE

The Compensation Committee, pursuant to its charter, periodically reviews the compensation of non-employee directors. The Company’s current policy for the compensation of non-employee directors, which was in place for 2010, provides that non-employee directors of the Company receive $20,000 annually for their service on the Board of Directors, $2,000 for each Board meeting attended, and $1,000 for each committee meeting attended. Additionally, the chairman of each of the Company’s committees receives an additional annual payment of $3,500, with the exception of the Audit Committee chairman who receives an annual payment of $5,000. The Chairman of the Board of Directors receives $24,000 annually, $4,000 for each Board meeting attended, and $1,000 per committee meeting.

Directors who are employees of GenVec do not receive fees or other compensation for their services as directors. All directors are reimbursed for travel and other expenses incurred in the performance of their duties.

In addition, each non-employee director receives: (i) upon becoming a director, an option to purchase 2,000 shares of Common Stock that is exercisable ratably over a four-year period, and (ii) after our Annual Meeting of Stockholders each year, an annual grant of an option to purchase 1,500 shares of Common Stock, 50% of which becomes exercisable six months after the date of grant and 50% of which becomes exercisable 12 months after the date of grant. In the case of the Chairman of the Board, the annual grant is of an option to purchase 2,250 shares of Common Stock. Director options have an exercise price equal to the fair market value of GenVec common stock on the date of the grant and a ten-year term. As noted above, these awards reflect the effect of the Reverse Stock Split.

The following table details the total compensation earned by the Company’s non-employee directors in 2010.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards(2) ($)		Total ($)
Wayne T. Hockmeyer, Ph.D.	50,500	5,885	(2)	56,385
Zola P. Horovitz, Ph.D.	69,000	8,828	(2)	77,828
William N. Kelley, M.D.	46,500	5,885	(2)	52,385
Kevin M. Rooney	43,000	5,885	(2)	48,885
Joshua Ruch	43,000	5,885	(2)	48,885
Marc R. Schneebaum	52,000	5,885	(2)	57,885

(1)	Dr. Fischer, the President and Chief Executive Officer of GenVec, does not receive any compensation as a Director of the Company. Dr. Fischer’s compensation is disclosed in the Summary Compensation Table.
(2)	On June 16, 2010, each of the Company’s non-management directors received an option to purchase 1,500 shares, which had an aggregate grant date fair value of $5,885, except for Dr. Horovitz, who received an option to purchase 2,250 shares, which had an aggregate grant date fair value of $8,828, as computed in accordance with ASC Topic 718.

As of December 31, 2010, each director had the following number of vested and unvested options outstanding:

Name(1)	Total (#)(2)	Vested (#)(2)	Unvested (#)(1)(2)
Wayne T. Hockmeyer, Ph.D.	14,800	14,050	750
Zola P. Horovitz, Ph.D.	18,196	17,071	1,125
William N. Kelley, M.D.	15,500	14,750	750
Kevin M. Rooney	6,500	4,750	1,750
Joshua Ruch	14,446	13,696	750
Marc R. Schneebaum	8,000	6,750	1,250

(1)	All unvested options vest on June 16, 2011 for all directors with the exception of Mr. Schneebaum’s options and Mr. Rooney’s options. Mr. Schneebaum has 750 options that will vest on June 16, 2011, with the remaining 500 options vesting on April 18, 2011. Mr. Rooney has 750 options that will vest on June 16, 2011, with the remaining 1,000 options vesting ratably over two years beginning on January 16, 2011.
(2)	All awards have been adjusted to reflect the effect of the Reverse Stock Split.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Related Person Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s senior management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions, including obtaining annual written certifications of the directors and executive officers with respect to their knowledge of related person transactions. The Company’s senior management is responsible for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. The Audit Committee reviews and approves or ratifies any related party transaction that meets the standard for disclosure under the SEC rules. The Audit Committee’s review of related party transactions, including information reported to the Audit

Committee by senior management and the written certifications, encompasses transactions with related persons within the meaning of Item 404(a) of Regulation S-K as promulgated by the SEC. The Audit Committee reviews each potential related party transaction on its underlying merit. In accordance with the Audit Committee’s practices, in the course of its review and approval or ratification of related person transactions, the Committee considers:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including, without limitation, the amount and type of transaction;
•	the importance of the transaction to the related person;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and
•	any other matters the committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Introduction

This section of the proxy statement discusses the principles underlying the Company’s compensation decisions for 2010 for the Company’s named executive officers and the most important factors relevant to an analysis of these decisions. It also provides information regarding the manner and context in which compensation is awarded to and earned by the named executive officers. In 2010, the Company had four executive officers, one of whom resigned in May 2010, and we refer to these executive officers as the “named executive officers” throughout this section:

•	Paul H. Fischer, Ph.D., President and Chief Executive Officer
•	Douglas J. Swirsky, Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer
•	Bryan T. Butman, Ph.D., Senior Vice President, Vector Operations
•	Mark O. Thornton, M.D., Ph.D., Senior Vice President, Product Development, who resigned effective May 23, 2010

The compensation of these individuals is presented in the tables and other quantitative information that follows this section. Compensation decisions for the CEO are recommended by the Compensation Committee (the “Committee”) and approved by the Board of Directors and decisions for the other named executives are approved by the Committee.

Overview

2010 was a year of considerable challenge and significant change for GenVec. In March 2010, GenVec discontinued a Phase 3 pivotal trial of TNFerade for first-line treatment of inoperable, locally advanced pancreatic cancer. TNFerade was the Company’s only late stage clinical development candidate. In June 2010, the Board of Directors of the Company commenced a process to evaluate GenVec’s strategic alternatives to enhance shareholder value. In November 2010, the Board of Directors concluded the process and endorsed an independent operating plan for the Company, focused on the development and commercialization of GenVec’s product opportunities through existing and new collaborations.

While GenVec faced a number of challenges in 2010, the Company’s operational results improved in 2010 as compared with 2009. The net loss was reduced by 33% as a result of a 19% increase in revenues and a 9% decrease in operating expenses. The Company was also able to strengthen its financial position by raising an additional $26.1 million in the capital markets in 2010. Based on the Company’s plans going forward to lower costs and increased revenues from funded collaborations, the Company estimates that it ended 2010 with at least 36 months of operating capital to support its research and development and commercialization efforts.

The Company’s compensation of our named executive officers in 2010 reflects the events described above. In particular, in connection with the discontinuation of the TNFerade clinical trial, the Compensation Committee revisited the corporate and individual performance goals it had set in the beginning of 2010 under the Company’s Annual Performance Award Plan and developed a new set of corporate and individual performance goals for the second half of the year. In addition, the Compensation Committee identified a new peer group of companies that more closely match the Company’s new business strategy that focuses on research partnerships and collaborations to develop and commercialize therapeutic and vaccine products.

Notwithstanding what were otherwise strong performances by the Company’s executives, the 2010 payments under the Annual Performance Plan were lower than actual performance may have indicated. The Compensation Committee used its discretion to reduce payments because of the setback in the TNFerade program and the failure of the Company to meet the two largest goals under the Plan. When compared with payments in 2009 related to achievement of corporate and individual performance goals under the Annual Performance Award Plan, the 2010 payment ranged from 53% to 74% lower for our named executive officers who received payments under the plan, with Dr. Fischer’s payment being 74% lower. Actual direct cash compensation in 2010 (base salary and payments under the Annual Performance Award Plan) as compared with 2009 ranged from 10% to 23% lower for our named executive officers.

Summary of Factors Impacting Compensation Actions in 2010

The following is a summary of the key factors that impacted compensation actions taken in 2010. More detailed discussion of these actions can be found in the “Base Salaries,” “Annual Performance Award Plan” and “Long-term Incentives” sections of the CD&A.

•	In January 2010, GenVec resumed its process of making annual merit increases to executives. Previously, base salaries were frozen at 2008 levels.
•	Following termination of the TNFerade clinical trial program, the Company made two key changes to its compensation program, described as follows:
º	GenVec revised its corporate goals for the second half of 2010. Bonuses paid for 2010 reflect performance against both the original goals for the year and the revised goals.
º	The Committee modified the Proxy Peer Group it uses to benchmark the competitiveness of its compensation; the revised peer group is comprised primarily of biotechnology companies engaged in early-stage research and development activities, whereas the former peer group consisted mainly of clinical-stage biotechnology companies.
•	In 2010, as in 2009, the Committee did not set specific threshold, target and maximum performance objectives for achievement of performance goals under the Company's Annual Performance Award Plan. The Committee returned to its practice of placing specific weightings on measures of corporate performance under the Annual Performance Award Plan.
•	GenVec continued its practice of annual stock option grants, as the Company continues to view options as an effective motivation and retention tool.

Executive Compensation Program Objectives and Philosophy

Compensation of the named executive officers is designed not only to attract and retain a quality executive team with the skills the Company believes are necessary to achieve its business plan, but also to reward those individuals over time who continue to perform at or above expectations. We have three key objectives for our program:

•	Align the interests of executive officers with those of the stockholders;

•	Focus named executive officers on key corporate goals; and
•	Provide a competitive total compensation package that will enable us to attract and retain talent.

GenVec’s philosophy is to structure compensation programs so that the total compensation opportunity generally aligns with the 50th percentile of other biotechnology companies comparable in size and development stage, as these companies are considered to be our primary competitors for executive talent.

However, although compensation opportunities are generally set based on the comparisons to the 50th percentile of comparable companies, actual realization of that opportunity is impacted by both the Company’s and each individual’s performance. By design, compensation cannot be realized under the Annual Performance Award Plan unless the performance goals are attained and, if the performance goals are surpassed, the plan provides for higher levels of award payouts. With stock options, no value is realized unless the share price increases after the grant is awarded and vesting requirements are met. Thus, compensation can vary from the 50th percentile based on these performance factors. For further discussion of the relationship between compensation realized under these plans and performance, refer to the “Annual Performance Award Plan” and “Long-term Incentive” sections.

Process for Determining Executive Compensation

Information Reviewed by the Compensation Committee

Each year, the Committee reviews competitive information on executive compensation practices and levels from the peer companies, including base salaries, target annual performance award opportunities, stock option awards, annual performance award plan designs and long-term incentive design practices. The competitive information reviewed in setting 2010 compensation is discussed below under “Use of Market Compensation Data.”

The Committee also reviews performance information provided by the CEO, including an assessment of overall corporate performance and an assessment of individual performance and compensation recommendations for each named executive officer, other than himself. The CEO does not submit an assessment of his own performance, does not present a recommendation on his own compensation, and does not participate in the portion of the meeting where his compensation is approved.

The Committee considers the assessment and the input it receives from management, together with the market compensation data, and exercises its own judgment in evaluating performance, recommending the CEO’s compensation to the Board of Directors and approving compensation for the other named executive officers. In addition, the Committee may consider other factors specific to each individual such as experience, position and scope of responsibility, and retention considerations.

Information Provided by the Independent Consultant

In 2006, the Committee retained Towers Perrin as its independent compensation consultant. Towers Perrin, now known as Towers Watson, reports directly and exclusively to the Compensation Committee, and provides objective input and analysis to the Committee. Towers Watson has served as the Committee’s independent consultant since 2006 and provides no other services to the Company.

Towers Watson has historically prepared a competitive assessment of GenVec’s compensation practices and levels relative to peer companies. The competitive assessment covers base salaries, annual performance awards and stock option awards and is intended to help the Committee determine whether executive compensation is adequate to meet the Company’s objective of attracting and retaining key executives. Towers Watson’s competitive assessment also comments on the Company’s compensation objectives and practices based, in part, on data drawn from peer companies for that year.

The competitive assessment is typically received in the late third or fourth quarter, and is then used to both set executive compensation for the next year, and to influence the Committee’s final decisions with respect to the payment of annual performance awards for the current year.

The Compensation Committee did not request a review in late 2009 to be used in advance of setting 2010 compensation because it was not considering significant changes in compensation amounts or structure and the Company was in a cost containment mode of operation. The Compensation Committee did, however, request and receive a review in late 2010, which was used in the Committee’s assessment of payments of annual performance awards for 2010.

Involvement of Management

The CEO participates in all of the Committee meetings, except for executive sessions or the portions of meetings during which his compensation is discussed. The CEO provides the Committee with an assessment of overall corporate performance, an assessment of each named executive officer’s performance, and his compensation recommendations for each named executive officer’s compensation.

In making his recommendations, the CEO relies on background information and supporting materials from the Executive Director, HR & Administration. These materials are provided to the Committee in advance for their review. In addition, the Executive Director HR & Administration attends all the Committee meetings, but is not present at the executive sessions.

Management, primarily the Executive Director HR & Administration, also directly interfaces with the independent consultant to provide background information required for the independent consultant’s competitive assessment.

Use of Market Compensation Data

In making 2010 compensation decisions, the Compensation Committee reviewed market compensation data from the 2009 Radford Biotechnology Survey (the “Radford Survey”). The Radford Survey provides data for a broad group of biotechnology companies and segments the data by company size (in terms of number of employees). The Compensation Committee reviews data for companies with 50 – 150 employees, consistent with the size of GenVec.

In addition to the Radford Survey, the Committee typically reviews data from annual proxy statements of select biotechnology peer companies (“Proxy Peer Group”). Because the Committee did not request a competitive assessment at the end of 2009, when initially setting 2010 compensation, the Committee referenced only the Radford Survey data but was aware of the Proxy Peer Group information provided in prior years by the Compensation Consultant.

In connection with its request for updated Proxy Peer Group data in the fall of 2010, GenVec’s Compensation Committee asked Towers Watson to develop a new Proxy Peer Group given the termination of the TNFerade clinical trials and GenVec’s new business strategy which focuses on research partnerships and collaborations to develop and commercialize drug and vaccine products. In recommending new companies for the Proxy Peer Group, Towers Watson applied the following criteria:

•	Early-stage drug and vaccine research and development (generally pre-clinical to Phase II);
•	Research and development partnerships are a key element of company’s business strategy; and
•	Similar in size to GenVec based on revenues, market capitalization and employees.

The 18 companies identified by Towers Watson and reviewed and approved by the Compensation Committee include:

Allos Therapeutics, Inc.	Nabi Biopharmaceuticals Inc.
ArQule Inc.	Novavax, Inc.
Array BioPharma, Inc.	Peregrine Pharmaceuticals Inc.
Celldex Threapeutics, Inc.	Repligen Corporation
Curis Inc.	Sangamo Biosciences Inc.
Cyclacel Pharmaceuticals, Inc.	Sunesis Pharmaceuticals Inc.
Cytokinetics Inc.	StemCells Inc.
Dynavax Technologies Corporation	Telik Inc.
Maxygen, Inc.	Vical Inc.

The Committee believes that the use of both the Radford Survey and the Proxy Peer Group data provides it with the best overall mix of competitive information. The Committee believes that the Radford Survey is commonly used within the biotechnology industry, which is consistent with the objective of providing competitive levels of compensation, and it provides data for comparable positions for each of the named executive officers.

The Committee believes that also using the Proxy Peer Group data provides the ability for peer compensation data to be focused on a specific group of biotechnology companies most similar to GenVec. However, for the Company’s Senior Vice President, Vector Operations, the Committee only uses the Radford Survey because the Proxy Peer Group does not provide sufficient data on this particular position.

The Committee does not have a policy of setting compensation components, or total compensation, exactly at the 50th percentile of the Radford Survey or the Proxy Peer Group, nor does the Committee formally weight the Radford Survey and Proxy Peer Group Data in making its compensation decisions. Rather, the information is used by the Compensation Committee as a guide in setting compensation levels, salaries, annual performance awards and stock option grants. The Committee feels that, in general, GenVec’s compensation opportunities should align with the 50th percentile, but it does not apply a formulaic approach.

The Committee focuses on the 50th percentile for comparison purposes because of its view, which was consistent with Towers Watson’s advice, that maintaining competitive levels of compensation to attract and, more importantly, retain the named executive officers is best achieved by targeting opportunities at the 50th percentile. The Committee has data at the 25th and 75th percentiles, but generally that is not used in its decisions. In practice, the Committee may set a particular component above or below the 50th percentile based on factors summarized previously and discussed more fully in the “Base Salaries,” “Annual Performance Awards,” and “Long-term Incentives” sections. Additionally, actual compensation realized under the Annual Performance Award and Stock Option plans could ultimately vary from the 50th percentile depending on performance.

Components of Executive Compensation

Mix of Compensation

The Company’s compensation program features three main components: base salaries; Annual Performance Plan Awards (bonus); and annual stock option grants. The mix of compensation is determined largely by the Committee’s practice of setting each component based on its judgment, as informed by the 50th percentile of the Radford Survey and the Proxy Peer Group. By setting each compensation component to generally align with the 50th percentile of both data sources, the Committee believes it is supporting the retention objectives of the program. Additionally, providing annual performance award opportunities and stock option grants that align with the 50th percentile support the motivation aspects of these plans by providing a competitive award when the Company and individual achieve performance goals and value is created for shareholders.

Base Salaries

The base salaries for the named executive officers are reviewed annually and adjusted periodically to take into account individual performance, promotions, and trends in the 50th percentile. In instances where an executive officer is a key strategist, well known in a particular field of expertise, or creates policies that may lead to product development, the Compensation Committee may provide compensation above the 50th percentile. In considering base salary levels, the Compensation Committee gives most weight to the CEO’s performance assessment of each named executive officer (other than himself). The Compensation Committee believed base salaries in 2009 had been appropriately set and that there was not a particular need for significant changes, but that competitive market trends indicated that an increase of approximately 3% was appropriate and consistent with the Company’s overall philosophy to executive compensation.

In January 2010, the Compensation Committee approved the following base salary increases for the Named Executive Officers:

Named Executive Officer	2009 Base Salary ($)	2010 Base Salary ($)	Percentage Increase (%)
President and CEO	410,000	422,300	3.0
SVP, CFO, Corporate Secretary & Treasurer	286,200	294,786	3.0
SVP, Vector Operations	246,100	253,483	3.0
SVP, Product Development(1)	304,950	312,574	2.5

(1)	Mark Thornton, the SVP, Product Development, resigned from GenVec in May 2010.

Annual Performance Award Plan

Each year, named executive officers have the opportunity to receive annual performance awards through participation in the Company’s Annual Performance Award Plan. Participants in this plan are eligible to receive a target payment that is expressed as a percentage of the participant’s base salary and that is based on performance of the Company and each named executive officer’s overall individual performance.

The target annual performance award opportunity is expressed as a percentage of base salary and has historically been based on the peer group 50th percentile, referencing both the Radford Survey and the Proxy Peer Group Data received at the end of the prior year. Annual performance award opportunities for 2010 were set at 50% of base salary for the CEO, 35% of base salary for the CFO and 30% of base salary for the other named executive officers. For all named executive officers, the 2010 annual performance award opportunity was at the peer group 50th percentile of the Radford Survey and the percentages were the same for each named executive officer as they had been in 2009 with the exception of the CFO. The CFO’s percentage was increased 5% to reflect the information in the Radford Survey. The Proxy Peer Group data received in late 2010 validated that the annual performance award opportunity was consistent with the new Proxy Peer Group established in 2010.

For the CEO, 100% of the annual performance award is payable based on corporate goals. For the other named executive officers, 70% is payable based on corporate goals and 30% is payable based on individual goals.

2010 Performance Goals

At the beginning of 2010, GenVec established and weighted the following corporate goals:

•	TNFerade: 2010 goals included collecting and analyzing second interim clinical trial data. Assuming the data warrant the continuation of the trial, complete enrollment and continue to advance manufacturing and commercialization activities. This goal was weighted as 55% of our corporate goals.
•	Hearing Loss Program: 2010 goals included the execution of research, manufacturing and support objectives as defined in the Novartis agreements. This goal was weighted as 10% of our corporate goals.

•	Vaccine Programs: 2010 goals included (1) supporting the contractual objections defined under our HIV programs; (2) executing on contractual objectives with the Department of Homeland Security (DHS) to support potential licensure, and evaluate corporate collaborations to commercialize Foot and Mouth Disease (FMD) vaccines; (3) supporting the malaria program for clinical testing and potential generation of new candidates; (4) advancing preclinical evaluation of respiratory syncytial virus (RSV) and herpes simplex virus type 2 vaccine candidates, including proof of concept studies in RSV. This goal was weighted as 10% of our corporate goals.
•	Finance: 2010 goals included assessing financing opportunities based on market conditions and Company needs. This goal was weighted as 25% of our corporate goals.

After termination of the Phase 3 TNFerade clinical trial, GenVec developed the following revised goals that applied to the second half of the year. The revised goals and weightings are summarized as follows:

•	Corporate Objectives: The Company sought a transaction to significantly increase shareholder value. This revised goal was weighted as 40% of corporate goals.
•	Hearing Loss, FMD, and HIV Programs: The Company sought to continue to meet the collaboration objective of the programs specified in the first half goals. This revised goal was weighted as 45% of corporate goals.
•	RSV Program: The Company sought the advancement of preclinical testing as defined in the first half goals. This revised goal was weighted as 15% of corporate goals.

In general, achievement of 100% of the corporate goals and the Compensation Committee’s positive evaluation of individual performance will result in the payment to the individual of annual incentive performance awards at the target level. The Compensation Committee retains the discretion to pay the annual performance awards at levels below or above the target level as it evaluates both the achievement of corporate goals, taking into account the weightings assigned to each goal, and the individual performance of the executives. The Compensation Committee retains the right not to make any payments if, in their judgment, it is not feasible based on the financial state of the Company or other business concerns related to Company. In order to validate its overall approach, the Compensation Committee also considers any new Proxy Peer Group Data received at the end of the performance year, as that data is more current than the data received before the beginning of the year.

The failure of the TNFerade Phase 3 trial was a seminal event leading to significant loss of market value for GenVec in 2010. The Compensation Committee determined that the payments under the Company’s annual performance award plan should reflect this occurrence. Therefore, although many of the corporate objectives were achieved, the Committee approved a 25% payout for the corporate portion of the annual performance award.

The annual performance award is also based on individual performance for the SVP, CFO, Corporate Secretary and Treasurer and the SVP, Vector Operations. In making its determination of annual performance award payouts, the Committee considered the following individual accomplishments:

•	SVP, CFO, Corporate Secretary and Treasurer: (1) raised new capital that enabled the Company to pursue its new business strategy; (2) oversaw the external strategic review process; and (3) successfully managed the day-to-day financial operations of the Company.
•	SVP, Vector Operations: (1) realigned manufacturing strategy and activities to support the new business strategy; (2) successfully managed day-to-day activities of the Company’s Quality and manufacturing staff; and (3) supported the acquisition of new contracts and partnerships.

The following chart summarizes the bonus paid for 2010 to each of the named executive officers:

		Weighting on:		Actual Performance Against Target Goals:		Actual Bonus:
Named Executive Officer	Target Award ($)	Corporate Goals (%)	Individual Goals (%)	Corporate Goals (%)	Individual Goals (%)	% of Target Award (%)	Dollar Amount ($)
CEO	211,150	100	0	25	n/a	25	53,000
CFO	103,175	70	30	25	70	39	40,000
SVP, Vector Operations	76,045	70	30	25	70	39	30,000

Due to Dr. Thornton’s departure, he was not eligible for and the Compensation Committee did not consider an annual performance award for Dr. Thornton for 2010.

Long-term Incentives

Annual Stock Option Grants

The Company uses stock options for its equity incentive awards to be consistent with its objective to align the interests of stockholders and its executives. Stock options were selected in part because the value of the options to employees is dependent on an improvement in stock price and because of Towers Watson’s advice that stock options continue to be the significant form of equity award at biotechnology companies. The Proxy Peer Group data assembled by Towers Watson in the fall of 2010, which the Committee feels is better reflective of GenVec’s current stage, shows that stock options remain the most prevalent equity award type among GenVec’s peers.

Stock options are awarded annually and are considered part of total compensation, along with base salary and annual performance awards. Stock options generally vest over a four-year period, with one-eighth of each option grant vesting six months after the date of grant and the remainder vesting ratably over the following 42 months. This vesting schedule was selected because of the Company’s belief that it is consistent with industry practice while still providing a relatively long retention benefit.

Prior to the Compensation Committee setting the size of option awards, the CEO makes a recommendation to the Committee for the other named executive officers. The CEO generally uses the Radford Survey and Proxy Peer Group as a starting point in developing his recommendations (other than for himself) and those data are also available to the Committee when it makes its decisions. In 2010, the CEO relied on the Radford Survey as Proxy Peer Group data were not collected in 2009.

Following review of the market compensation data and the CEO’s recommendations, the Committee also considers, in its collective experience and judgment, the CEO’s individual performance assessments of the other named executive officers and other factors including the number of options already held by the executive and retention considerations. No formal weightings are applied to these factors in determining the size of option grants.

The following summarizes the stock options awarded to the named executive officers in January 2010. The number of options granted in January 2010 ranged from 91% to 133% of the 50th percentile data suggested by the Radford Survey. Grants over the 50th percentile were intended to provide an additional retention incentive and help to ensure executives maintain a sufficient ownership interest in the Company. Accordingly, named executive officers received awards equivalent to the following percentages of their respective 50th percentile targets: 133% for the President and CEO; 115% for the SVP, CFO Corporate Secretary and Treasurer; and 128% for the SVP, Vector Operations. Dr. Thorton, the SVP, Product Development, received an award equivalent to 91% of his 50th percentile target but forfeited his outstanding options upon his resignation in May 2010.

As discussed above, these stock option awards were the only form of equity awards granted in 2010. In concluding that no other equity awards should be granted, the Compensation Committee considered that the named executive officers had received awards of restricted stock units in the prior year that would continue to provide a retention benefit. In 2009, the Compensation Committee had recommended and the Board of Directors approved a special one-time award of restricted stock units in October 2009 that was designed to create an additional retention incentive. The Committee decided to approve the one-time award of restricted stock units because of perceived concerns about retention. The Committee was concerned that notwithstanding the positive performance of management in making progress on the Company’s corporate goals, the Company had not paid a 2008 bonus, had frozen salaries and had a headcount reduction, and therefore was at risk of not being able to retain the Company’s leadership employees who were viewed as important to continuing to achieve the Company’s corporate goals. A total of 50,000 restricted stock units were granted to a total of 20 executives and employees. The restricted stock units awarded in 2009 vest 50% in 2011 and 50% in 2012.

Long-term Incentives

Timing of Equity Grants and Other Equity Granting Policies

Annual stock option grants are made in the first quarter of each fiscal year. These awards are discussed during the same meeting when the Committee determines all elements of the executive officers’ compensation for the year.

Stock options that are granted as part of the long-term incentive program are granted with an exercise price equivalent to the closing price of the Common Stock on NASDAQ on the date of grant. Stock options that are granted to any newly hired or promoted executive officers during the course of the year must be approved by the Committee prior to extending an offer or promotion. The exercise price of stock options granted to a newly hired executive officer is generally set at the closing price of GenVec’s Common Stock on the NASDAQ on the start date of the executive officer. The exercise price of stock options granted to an executive officer when the officer is promoted is set on the effective date of the promotion.

The Company does not currently maintain any formal policy regarding executive officer stock ownership or the hedging of economic risk related to such stock ownership nor does it have any program, plan or obligation that requires it to grant equity compensation to any executive on specified dates. The authority to make equity grants to executive officers rests with the Committee, although, as noted above, the Committee does consider the recommendations of the CEO in setting the compensation of the other named executive officers.

Severance and Change in Control Policies

GenVec has salary continuation agreements with each of the named executive officers and change in control agreements with each of the CEO and the SVP, CFO, Corporate Secretary and Treasurer. The Company entered into these severance arrangements because it believed that they are important to attract and retain qualified executive officers due to the prevalence of similar provisions in the market in which it competes for executives. An October 2007 executive compensation assessment provided by Towers Watson confirmed through a review of peer group data that the Company’s severance and change in control practices were consistent with the practices in the peer group.

GenVec’s salary continuation agreements provide payments upon termination without cause. As discussed above, these agreements are provided based on competitive market practice. The Company also desires to provide some level of income continuity should an executive’s employment be terminated without cause. It believes providing for such income continuity results in greater management stability and minimizes costs involving unwanted management turnover.

Under the terms of the salary continuation agreements, if the named executive officer is terminated without cause and other than by reason of death or disability, the executive will be paid the executive’s regular base salary for a specified period. For the CEO, the period is 24 months; for the other named executive officers, it is 12 months. The named executive officer will also receive a bonus equal to the bonus paid to the officer for the fiscal year preceding the termination date, pro rata. These agreements also include continued health and welfare benefits for the same period as salary continuation, a non-compete for the same period as the salary continuation and a non-disparagement clause.

The change in control agreements with the CEO and the SVP, CFO, Corporate Secretary and Treasurer provide payments upon termination without cause following a change in control. As discussed above, these agreements are provided based on competitive market practice. The agreements are also designed to ensure that the executive’s interests remain aligned with stockholders while the Company considers, or during the pendency of, a transaction that involves a change of control.

Under the terms of the change in control agreement, if the CEO’s employment is terminated or if he resigns for good reason following a change in control, he would receive a lump sum payment equal to his monthly salary and average monthly bonus times 24, continued health and welfare benefits for a 24 month period and a pro-rata bonus for the termination year. In addition, his agreement allows for an excise tax gross-up payment, reimbursement of certain legal costs, and the accelerated vesting of all unvested options at termination. The SVP, CFO, Corporate Secretary and Treasurer’s agreement is similar, except his agreement uses a multiple of 18 in place of 24.

Additional information regarding these agreements, including a definition of key terms and a quantification of benefits that would be received by the named executive officers had termination or a change in control occurred on December 31, 2010, is found below under the heading “Potential Payments on Termination or Change in Control.”

Compensation Deductibility Policy

Under Section 162(m) of the Code and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1.0 million paid to the CEO and the three most highly compensated executive officers (other than the CFO). Performance-based compensation that has been approved by stockholders, however, is excluded from the $1.0 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board Committee that establishes such goals consists only of “outside directors” as defined for purposes of Section 162(m). The applicability of Section 162(m) in the Company’s compensation programs influences the overall design of the Company’s compensation program, including with respect to the decision to use stock options.

At this time, however, the Section 162(m) $1.0 million cap does not directly impact the cash compensation programs given that stock options qualify as performance-based compensation and none of the executive officers is expected to receive greater than $1.0 million in cash compensation. The Company intends to continue to monitor the applicability of Section 162(m) and expects that it will make efforts to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the named executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of the Company’s 2011 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2011 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (through incorporation by reference to the Proxy Statement).

Compensation Committee:
April 13, 2011

Wayne T. Hockmeyer, Ph.D. (Chair)
Joshua Ruch
Marc R. Schneebaum

EXECUTIVE COMPENSATION TABLES AND INFORMATION

Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the named executive officers for the year ended December 31, 2010:

Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Paul H. Fischer, Chief Executive Officer	2010	422,300	—	654,094	53,000	6,125		1,135,519
	2009	410,000	71,100	118,384	205,000	6,125		810,609
	2008	410,000	—	378,665	—	5,750		794,415
Douglas J. Swirsky, Sr. Vice President, Chief Financial Officer	2010	294,786	—	245,285	40,000	650		580,721
	2009	286,200	39,500	70,096	85,000	1,193		481,989
	2008	286,200	—	189,332	—	5,750		481,282
Bryan T. Butman, Sr. Vice President, Vector Operations	2010	253,483	—	245,285	30,000	6,125		534,893
	2009	246,100	39,500	70,096	75,000	7,162	(5)	437,858
	2008	246,100	—	220,888	—	5,750		472,738
Mark O. Thornton, Sr. Vice President, Product Development(1)	2010	123,130	—	245,285	—	18,211	(6)	386,626
	2009	304,950	39,500	70,096	85,000	6,125		505,671
	2008	304,950	—	220,888	—	5,750		531,588

(1)	In 2010, the Company had a total of four executive officers, one of whom, Dr. Thornton, resigned effective May 23, 2010. Options awarded to Dr. Thornton in 2010 were forfeited as of his resignation date.
(2)	Amounts represent the aggregate grant date fair value as computed in accordance with ASC Topic 718.
(3)	Represents amounts earned under the Company’s annual performance award plan for the respective year. The Company’s 2010 annual performance award plan is further discussed in the “Compensation Discussion and Analysis” portion of this Proxy Statement.
(4)	Includes matching contributions allocated by the Company under GenVec’s 401(k) plan.
(5)	Includes $6,125 for matching contributions allocated by the Company under GenVec’s 401(k) plan and a $1,037 anniversary bonus.
(6)	Dr. Thornton received a payout of unused accrued vacation in the amount of $15,133 upon his resignation and $3,078 for matching contributions allocated by the Company under GenVec’s 401(k) plan.

Grants of Plan Based Awards

The following table presents information on equity awards granted under the 2002 Stock Incentive Plan and awards granted under the annual performance award plan during the year ended December 31, 2010 to the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) ($)			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)(3)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold	Target	Maximum
Paul H. Fischer	01/20/10		211,150
	01/20/10				—	40,000	22.00	654,094
Douglas J. Swirsky	01/20/10		103,175
	01/20/10				—	15,000	22.00	245,285
Bryan T. Butman	01/20/10		76,045
	01/20/10				—	15,000	22.00	245,285
Mark O. Thornton	01/20/10		93,772
	01/20/10				—	15,000	22.00	245,285

(1)	Represents the potential amounts to be paid under our 2010 annual performance award plan. For a further explanation of the 2010 annual performance award plan, including the target amount set by the Compensation Committee (as a percentage of their base salary) that each named executive officer was entitled to earn, see the “Compensation Discussion & Analysis” section of this Proxy Statement.
(2)	All options were granted under the Company’s 2002 Stock Incentive Plan, and vest over a four year period, with 12.5% vesting six months after the grant date and the remaining shares vesting ratably over the remaining 42 months.
(3)	All awards have been adjusted to reflect the effect of the Reverse Stock Split.

Outstanding Equity Awards at Fiscal Year End

The following table provides information with respect to outstanding stock options and restricted stock awards held by the named executive officers as of December 31, 2010. All of the outstanding grants listed below were made under the Company’s 2002 Stock Incentive Plan.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(4)
Paul H. Fischer	4,000	0	30.80	07/25/11
	4,000	0	40.50	01/18/12
	6,000	0	32.50	07/30/12
	15,000	0	32.10	01/15/14
	15,000	0	18.80	01/19/15
	15,000	0	16.90	01/18/16
	19,583	417	26.10	01/18/17
	21,875	8,125	17.90	01/16/18
	18,208	19,792	4.10	01/22/19
	9,167	30,833	22.00	01/20/20
					9,000	50,400
Douglas J. Swirsky	30,000	0	11.30	09/18/16
	2,937	63	26.10	01/18/17
	10,937	4,063	17.90	01/16/18
	10,781	11,719	4.10	01/22/19
	3,437	11,563	22.00	01/20/20
					5,000	28,000
Bryan T. Butman	500	0	30.80	07/25/11
	500	0	31.60	02/20/12
	2,000	0	32.50	07/30/12
	3,000	0	32.10	01/15/14
	4,500	0	18.80	01/19/15
	7,500	0	16.90	01/18/16
	7,344	156	26.10	01/18/17
	12,760	4,740	17.90	01/16/18
	10,781	11,719	4.10	01/22/19
	3,437	11,563	22.00	01/20/20
					5,000	28,000

(1)	All awards have been adjusted to reflect the effect of the Reverse Stock Split.
(2)	The options indicated in the table above as unexercisable at December 31, 2010 result from the following option grants which vest over a four year period with 12.5% vesting after six months from the date of grant and the remainder vesting ratably over the next 42 months. All awards have been adjusted to reflect the effect of the Reverse Stock Split.

On January 18, 2007, Dr. Fischer was granted 20,000 options, Mr. Swirsky was granted 3,000 options, and Drs. Butman and Thornton were granted 7,500 options each.

On January 16, 2008, Dr. Fischer was granted 30,000 options, Mr. Swirsky was granted 15,000 options, and Drs. Butman and Thornton were granted 17,500 options each.

On January 22, 2009, Dr. Fischer was granted 38,000 options, Mr. Swirsky and Drs. Butman and Thornton were granted 22,500 options each.

On January 20, 2010, Dr. Fischer was granted 40,000 options, Mr. Swirsky and Drs. Butman and Thornton were granted 15,000 options each.

Dr. Thornton left the Company on May 23, 2010 and has no outstanding or exercisable options at December 31, 2010.

(3)	The restricted stock awards indicated in the table above were granted on October 14, 2009 and vested 50% on the second anniversary of the date of grant and will vest 50% on the third anniversary of the date of grant.
(4)	The market value of the shares of common stock that have not vested is based on the closing price of our common stock on the NASDAQ Capital Market of $0.56 on December 31, 2010, which is equivalent to $5.60 per share after adjusting for the effect of the Reverse Stock Split.

Potential Payments on Termination or Change in Control

Salary Continuation Agreements.  The Company entered into a salary continuation agreement with each of its named executive officers pursuant to a form of agreement that was adopted in October 2002 and entered into amendments of these agreements in December 2008 to provide for technical compliance with certain Treasury regulations. Under the terms of the salary continuation agreements, if the named executive officer is terminated without “cause” (as defined below) and other than by reason of death or disability, the officer will be paid the officer’s regular base salary for a specified period. For Dr. Fischer, the period is 24 months; for each of the other named executive officers it is 12 months. The named executive officer will also receive a pro-rata bonus equal to the product of the bonus paid to the officer for the fiscal year preceding the termination date, divided by 12 months times the number of months of service during the year of termination. These agreements also include continued health and welfare benefits for the same period as salary continuation, a non-compete for the same period as the salary continuation and a non-disparagement clause.

The table below shows the amount each of the named executive officers would have been entitled to receive in the event of a qualifying termination by the Company as of December 31, 2010, pursuant to the terms of the applicable salary continuation agreements and the terms of the stock option plan under which the options were originally granted, either the Company’s 2002 Stock Incentive Plan or the 1993 Employee Stock Option Plan.

	Cash Severance Payments ($)(1)	Continuation of Benefits ($)(2)	Total ($)
Paul H. Fischer, Ph.D.	1,049,600	28,609	1,078,209
Douglas J. Swirsky	379,786	18,438	398,224
Bryan T. Butman, Ph.D.	328,483	11,486	339,969

(1)	Includes salary continuation for the period specified in the executive officer’s salary continuation agreement and the pro-rata bonus amount. For purposes of the table, the Company used the amount of the actual bonus earned by each officer in 2009 and paid in 2010, which is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.
(2)	Includes the cost of medical, dental, life, accidental death and dismemberment and long-term disability insurance for the period specified in the salary continuation agreement.
(3)	Dr. Thornton resigned from the Company effective May 23, 2010.

Under the terms of the salary continuation agreements, “cause” is defined to include:

•	the willful and continued failure of the named executive officer to substantially perform his duties;
•	willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company;
•	personal dishonesty or breach of fiduciary duty to the Company for personal benefit at the expense of the Company; or

•	willfully violating any law, rule, regulation, or order in a manner that is materially and demonstrably injurious to the Company.

Acceleration of Stock Awards.  The form of stock option award agreements for stock option grants and restricted stock awards made to each of the named executive officers provides that in the event of a change in control (as defined below), all unvested equity awards will accelerate in full. The following table sets forth the value of the acceleration that each named executive officer would have been entitled to receive had a change of control occurred on December 31, 2010 by multiplying the number of exercisable stock options and restricted stock awards at December 31, 2010 by the closing price of our common stock on the NASDAQ Capital Market of $0.56 on December 31, 2010, which is equivalent to $5.60 per share after adjusting for the effect of the Reverse Stock Split.

Long-term Incentive Compensation ($)
Paul H. Fischer, Ph.D.(1)	107,400
Douglas J. Swirsky(1)	61,750
Mark O. Thornton, M.D., MPH, Ph.D.	—
Bryan T. Butman, Ph.D.	61,750

(1)	Dr. Fischer and Mr. Swirsky also have additional agreements with respect to certain changes in control of the Company that are discussed below.

Under the terms of the stock option award agreements, a “change in control” means the occurrence of any of the following events:

•	any person becomes the beneficial owner of 40% or more of the Company’s common stock;
•	the Company’s stockholders approve a merger, consolidation, share exchange, division or other reorganization of the Company with any other organization;
•	the Company’s stockholders approve a complete plan of liquidation, winding-up of the Company, or an agreement for the sale or disposition of all or substantially all of the Company’s assets; or
•	during any twenty-four month period, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board.

Change in Control Agreements with Dr. Fischer and Mr. Swirsky.  GenVec entered into a change in control agreement with Dr. Fischer in October 2002 and with Mr. Swirsky when he joined the Company in September 2006. These agreements were amended in December 2008 to provide for technical compliance with certain Treasury regulations. Dr. Fischer and Mr. Swirsky are entitled to certain payments upon termination without cause (as defined in the salary continuation agreements described above) following a change in control (as defined in the stock option award agreements described above).

Specifically, if Dr. Fischer’s employment is terminated without cause other than as a result of his death or disability or if he resigns for good reason within two years following a change in control, he is entitled to a lump sum severance payment equal to his monthly salary and average monthly bonus times 24, continued health and welfare benefits for a 24 month period and a pro-rata bonus for the termination year. In addition, his agreement provides for an excise tax gross-up payment, reimbursement of certain legal costs related to the enforcement of the agreement and the accelerated vesting of all unvested options at termination. Mr. Swirsky’s agreement provides him with the same benefits as Dr. Fischer’s agreement, except that his agreement provides for benefits for an 18 month period in lieu of a 24 month period.

In addition, pursuant to the change in control agreements, upon the death or disability of Dr. Fischer or Mr. Swirsky during such time as each individual is entitled to any payments or benefits under the agreements, such payments and benefits are payable to Dr. Fischer’s or Mr. Swirsky’s heirs or estate, respectively. To the extent Dr. Fischer or Mr. Swirsky becomes entitled to benefits under the change in control agreements, the salary continuation agreement is superseded and they will not receive any benefit under that agreement.

Under the terms of the change in control agreements, “good reason” is defined as the occurrence of any of the following events without the consent of the executive in connection with a change of control, unless, if correctable, such circumstances are fully corrected within 30 days of the notice of termination given in respect thereof which notice must be given within 90 days of the occurrence:

•	the assignment to the executive of any duties inconsistent in any material respect with the executive’s position, authority, duties or responsibilities, as they were immediately prior to a change in control;
•	the diminution in any material respect in the executive’s position, authority, duties or responsibilities as they were immediately prior to a change in control;
•	a reduction by the Company in the executive’s annual base salary;
•	a relocation of more than 35 miles from where the executive’s office or location was immediately prior to a change in control;
•	the failure to continue any compensation plan in which the executive participates, unless an equitable arrangement has been made, or the continuation of the plan under materially less favorable terms;
•	the failure by the Company to pay to the executive any deferred compensation when due under any deferred compensation plan or agreement applicable to the executive; or
•	a material breach by the Company of the terms and provisions of the change in control agreement.

To constitute good reason for purposes of the change in control agreement, the termination by the executive must occur within two years following the initial occurrence of the event triggering the good reason.

Assuming a termination event had occurred on December 31, 2010 following a change of control, Dr. Fischer and Mr. Swirsky would have been entitled to the amounts set forth in the table below.

	Cash Severance Payments ($)(1)	Continuation of Benefits ($)(2)	Acceleration of Unvested Stock Options and Restricted Stock ($)(3)	Total ($)
Paul H. Fischer, Ph.D.	1,260,750	28,609	107,400	1,396,759
Douglas J. Swirsky	609,104	27,656	61,750	698,510

(1)	Includes severance payment as specified in the executive officer’s change in control agreement and pro-rata bonus amount.
(2)	Includes the cost of medical, dental, life, accidental death and dismemberment and long-term disability insurance for the period specified in the change in control agreement.
(3)	The value set forth in this column is equal to the acceleration of restricted stock awards and outstanding unvested stock options at December 31, 2010, multiplied by the closing price of our common stock on the NASDAQ Capital Market of $0.56 on December 31, 2010, which is equivalent to $5.60 per share after adjusting for the effect of the Reverse Stock Split.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires the Company to seek stockholder input on the compensation of our named executive officers as disclosed in this Proxy Statement. Stockholders are encouraged to read the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement for a detailed discussion of our compensation programs and policies and the compensation awards to our named executive officers.

As discussed above under “Compensation Discussion and Analysis,” the Company has designed its executive compensation programs to attract and retain quality executive team with the skills necessary to achieve its business plan. We believe that our performance-based compensation policies focus our named executive officers on key corporate goals and align the interests of our executive officers with those of our stockholders. We also believe that the total compensation of our named executive officers is generally consistent with the 50th percentile of other biotechnology companies comparable to us in size and development.

The Board recommends that stockholders vote in favor of the following non-binding advisory resolution:

“RESOLVED, that the compensation paid to the GenVec, Inc. named executive officers, as disclosed in the Company’s proxy statement for the 2011 Annual Meeting pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any other related disclosure, is hereby APPROVED”

Vote Required for Approval

An affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting is required for approval of this proposal. Although the vote on this proposal is advisory and is not binding, the Board expects to carefully consider the result when making future decisions on executive compensation.

Recommendation

The Board unanimously recommends a vote “FOR” approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 3
FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires the Company to seek a non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation, similar to Proposal 2 in this Proxy Statement (commonly referred to as the “say-on-pay”). At a minimum, the Company must hold the say-on-pay vote at least once every three years. Accordingly, stockholders may vote that future advisory votes on executive compensation be held:

•	Every year;
•	Every two years; or
•	Every three years.

Stockholders may also abstain from voting on this proposal. In considering the alternatives, we encourage you to review the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement for a detailed discussion of our compensation programs and policies.

The Board believes that a say-on-pay vote every three years is most appropriate for the Company. This approach will provide an effective way for the Company to regularly obtain stockholders’ opinions regarding executive compensation and allow adequate time for the Company to respond to stockholder feedback. We believe a three-year cycle will provide stockholders with time to evaluate the effects of our executive compensation strategies and their impact on our performance, financial, and business goals. By contrast, a more frequent vote might lead to a short-term perspective on executive compensation that is inconsistent with the longer-term approach taken by our Compensation Committee and with which we currently view our business.

The Board does not view the say-on-pay vote as the sole means by which stockholders may share their views about executive compensation. At any time, stockholders can communicate directly with the entire Board or individual Board members as indicated in the “Corporate Governance Matters — Communication with the Board” section of this Proxy Statement. Accordingly, a say-on-pay vote once every three years will not foreclose stockholders’ opportunity to engage our executive compensation issues during the interim period between votes.

Before making its recommendation, the Board considered the arguments in favor of more frequent votes, including increased opportunities for stockholder input and the belief that annual votes might promote greater accountability on executive compensation. Weighing the alternatives, the Board believes that, on balance, a three-year cycle is most appropriate for the Company. The Nominating and Corporate Governance Committee intends to periodically reassess this triennial approach and, if appropriate, may provide for a more frequent say-on-pay vote.

Vote Required for Approval

This proposal allows stockholders to select among several alternatives, and a majority selection of one alternative is not required. Although the vote on this proposal is advisory and is not binding, the Board expects to take the outcome of this vote into consideration in deciding the frequency of future advisory votes on executive compensation.

Recommendation

The Board unanimously recommends that future advisory votes on the compensation of our named executive officers be held “every THREE YEARS.”

PROPOSAL 4
ADOPTION OF THE GENVEC, INC. 2011 OMNIBUS INCENTIVE PLAN

The Board of Directors approved the GenVec, Inc. 2011 Omnibus Incentive Plan (“2011 Omnibus Incentive Plan” or the “Plan”) on April 21, 2011, subject to approval from our stockholders at the Annual Meeting. We are asking our stockholders to approve the 2011 Omnibus Incentive Plan, as we believe that its approval is essential to our continued success. The purpose of the 2011 Omnibus Incentive Plan is to provide eligible officers, directors, key employees and other key individuals with an incentive to contribute to the success of the Company and to operate and manage our business in a manner that will provide for the Company’s long term growth and profitability and provide a means of obtaining, rewarding and retaining key personnel. In the judgment of the Board of Directors, awards under the 2011 Omnibus Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of 2011 Omnibus Incentive Plan participants with those of our stockholders.

If our stockholders approve the 2011 Omnibus Incentive Plan, the number of shares of Common Stock reserved for issuance under the 2011 Omnibus Incentive Plan will be 300,000 plus the number of shares of Common Stock available for issuance under the 2002 Stock Incentive Plan (“2002 Plan”) as of the date of stockholder approval of the 2011 Omnibus Incentive Plan. If our stockholders approve the 2011 Omnibus Incentive Plan, no further awards will be made pursuant to the 2002 Plan, and all available shares under the 2002 Plan (567,196 as of March 31, 2011) will be transferred to the 2011 Omnibus Incentive Plan and available for grant under the 2011 Omnibus Incentive Plan, in addition to the 300,000 new shares authorized under the 2011 Omnibus Incentive Plan.

On the Record Date, the closing price of our Common Stock was $3.8899 per share.

Vote Required for Approval

An affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting is required for approval of the adoption of the 2011 Omnibus Incentive Plan.

Recommendation

The Board unanimously recommends a vote “FOR” the approval of the adoption of the GenVec, Inc. 2011 Omnibus Incentive Plan.

* * *

Summary of the 2011 Omnibus Incentive Plan

A description of the provisions of the 2011 Omnibus Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2011 Omnibus Incentive Plan, a copy of which is attached as Annex A to this Proxy Statement.

Administration

The 2011 Omnibus Incentive Plan is administered by a Committee of the Board of Directors. The members of the Committee will qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, meet the requirements of Rule 16b-3 of the Exchange Act and comply with the independence requirements of the NASDAQ Stock Market. Subject to the terms of the Plan, the Committee may select participants to receive awards, determine the types and amounts of awards and terms and conditions of awards and interpret provisions of the Plan. Members of the Committee will serve at the pleasure of the Board of Directors. The Committee may be the Compensation Committee of the Board of Directors or a subcommittee thereof. The Board of Directors may also appoint one or more separate committees, each composed of one or more directors who need not satisfy the independence requirements described above, which may administer the 2011 Omnibus Incentive Plan with respect to employees or other service providers who are not officers or directors of the Company.

Common Stock Reserved for Issuance under the Plan

The Common Stock issued or to be issued under the 2011 Omnibus Incentive Plan consists of authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. Awards will be counted against the Plan limit as one share for every one share subject to an award under the 2011 Omnibus Incentive Plan. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares available under the Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2011 Omnibus Incentive Plan. The number of shares of Common Stock available for issuance under the 2011 Omnibus Incentive Plan will be increased by any shares tendered or withheld or award surrendered in connection with the purchase of shares of Common Stock upon exercise of an option or any shares of Common Stock deducted from an award payment in connection with the Company’s tax withholding obligations.

Eligibility

Awards may be made under the 2011 Omnibus Incentive Plan to directors, employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board of Directors.

Amendment or Termination of the Plan

The Board of Directors may terminate or amend the Plan at any time and for any reason. The 2011 Omnibus Incentive Plan shall terminate in any event ten years after the date of stockholder approval of the Plan. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.

Options

The 2011 Omnibus Incentive Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

Exercise Price

The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value is generally determined as the closing price of the Common Stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer. The term of each stock option is fixed by the Committee and may not exceed 10 years from the date of grant (or five years from the date of grant in the case of certain 10% stockholders who receive incentive stock options). The Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Committee. In general, an optionee may pay the exercise price of an option by cash, certified check or, to the extent an award agreement so provides, by tendering shares of Common Stock, or by means of a broker-assisted cashless exercise.

Transfers

Stock options and Stock Appreciation Rights (SARs) granted under the 2011 Omnibus Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Repricing Prohibited

No amendment or modification may be made to an outstanding stock option or stock appreciation right (“SAR”) that would be treated as a repricing under the rules of the stock exchange on which the shares of Common Stock are listed (currently the NASDAQ Capital Market), without the approval of the Company’s stockholders. Specifically, the 2011 Omnibus Incentive Plan provides in Section 3.4 that except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs without shareholder approval.

Other Awards

The Committee may also award:

•	Shares of unrestricted stock, which are shares of Common Stock at no cost or for a purchase price determined by the Committee which are free from any restrictions under the Plan. Unrestricted shares of common stock may be issued to participants in recognition of past services, the promise to perform future services (if so provided in the related award agreement or a separate agreement) or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.
•	Restricted stock, which is shares of Common Stock subject to restrictions.
•	Deferred stock units, which are Common Stock units subject to restrictions.
•	Dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of Common Stock. Dividend equivalent rights are not granted on unearned performance awards.
•	Stock appreciation rights, which are a right to receive a number of shares or, at the discretion of the Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Committee. The exercise price for a SAR shall not be less than the fair market value of a share of stock on the grant date of the SAR. The term of each SAR is fixed by the Committee and may not exceed 10 years from the date of grant. The Committee determines when the SAR may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which the SAR may be exercised.
•	Performance-based awards, ultimately payable in Common Stock or cash, as determined by the Committee. The Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Committee so designates. Such employees include the chief executive officer and the three highest compensated executive officers (other than the chief financial officer) determined at the end of each year (the “Covered Employees”).

Effect of Certain Changes in Control

Unless an applicable award agreement provides otherwise, certain change in control transactions involving the Company, such as a sale of the Company, will cause grantees of restricted stock, deferred stock units, dividend equivalent rights, stock appreciation rights and options to be deemed to be fully vested in such awards, unless the awards are continued or substituted in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events

The Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2011 Omnibus Incentive Plan, including the individual limitations on awards (described below), to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits publicly-held companies, such as the Company, to an annual deduction for federal income tax purposes of $1 million for compensation paid to their Covered Employees. However, performance-based compensation is excluded from this limitation. The 2011 Omnibus Incentive Plan is designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based: (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception; (iii) the material terms under which the compensation is to be paid must be disclosed to, and subsequently approved by, stockholders of the Company in a separate vote before payment is made; and (iv) the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were, in fact, satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the 2011 Omnibus Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units, where appropriate, are used exclusively by the Committee in establishing performance goals:

•	total shareholder returns;
•	such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;
•	net income;
•	pretax earnings;
•	earnings before interest expense, taxes, depreciation and amortization;
•	earnings before interest expense, taxes, depreciation and amortization and before bonuses, service fees, and extraordinary or special items;
•	pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;
•	operating margin;
•	operating income;
•	earnings per share;
•	return on equity;
•	return on capital;
•	return on investment;
•	operating earnings;

•	working capital;
•	ratio of debt to shareholders’ equity;
•	free cash flow;
•	revenue;
•	results of preclinical testing;
•	results of clinical trials;
•	submitting regulatory filings;
•	regulatory approvals;
•	entering into contractual arrangements;
•	meeting contractual requirements;
•	achieving contractual milestones;
•	entering into collaborations;
•	receipt of grant funding;
•	regulatory body approval for commercialization of a product;
•	implementation or completion of critical projects;
•	segment share;
•	product development;
•	research;
•	licensing;
•	manufacturing;
•	manufacturing capacity;
•	production;
•	inventory;
•	site development;
•	plant, building or facility development;
•	government relations;
•	production volume levels,
•	market penetration; and
•	agency ratings.

Business criteria may be measured on an absolute or relative basis and on a GAAP or non-GAAP basis.

Under the Internal Revenue Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a tax-qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

The maximum number of shares of Common Stock subject to options or stock appreciation rights that can be granted under the 2011 Omnibus Incentive Plan in a calendar year to any person is 25,000. The maximum number of shares of Common Stock that can be granted under the 2011 Omnibus Incentive Plan to any person, other than pursuant to an option or stock appreciation right, is 12,500 per year. The maximum amount that may be paid as a cash-settled Performance-Based Award for a 12 month performance period by any one person is $3,000,000, and the maximum amount that may be paid as a cash-settled Performance-Based Award in respect of a performance period greater than 12 months by any one person is $6,000,000.

Federal Income Tax Consequences

Incentive Stock Options

The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options

The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock

A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Deferred Stock Units

There are no immediate tax consequences of receiving an award of deferred stock units under the 2011 Omnibus Incentive Plan. A grantee who is awarded deferred stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights

Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights

There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2011 Omnibus Incentive Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance-Based Awards

The award of a performance-based award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock

Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G

To the extent payments that are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax, and the Company's deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A

The Company intends for awards granted under the plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

New Plan Benefits

On the Record Date, there were approximately three executive officers, 81 other employees and six non-employee directors of the Company and its subsidiaries who are participants in equity grants under the 2002 Plan.

Because future awards of stock options, restricted stock or other equity awards under the 2011 Omnibus Incentive Plan will be made at the discretion of the Committee, no data can be provided regarding the benefits or amounts that will be received by any participant or groups of participants if the 2011 Omnibus Incentive Plan is approved.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans by type as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options (#) (a)(1)	Weighted- average exercise price of outstanding options ($) (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (#) (c)(1)
Equity compensation plans approved by Company shareholders	821,547	18.00	782,162
Equity compensation plans not approved by Company shareholders	—	—	—
Total	821,547	18.00	782,162

(1)	All awards have been adjusted to reflect the effect of the Reverse Stock Split.

PROPOSAL 5
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP, an independent registered public accounting firm, to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011. KPMG LLP has served as the Company’s independent registered public accounting firm for the past sixteen years and has no direct or indirect financial interests in the Company. A representative of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Although the Company is not required to submit the ratification of the selection of its independent registered public accounting firm to a vote of stockholders, the Board of Directors believes it is good corporate governance and sound policy to do so. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether or not to retain the firm. If the selection of the independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may nevertheless select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required for Approval

An affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting is required for approval of the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current year.

Recommendation

The Board recommends that you vote “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

AUDIT COMMITTEE REPORT

The Board has established the Audit Committee in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934. The Board has adopted, and annually reviews, a written charter outlining the practices followed by the Audit Committee. The Audit Committee’s job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with accepted accounting principles. The Company’s management is responsible for the preparation, presentation and integrity of the financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and performing an independent audit of financial statements in accordance with auditing standards generally accepted in the United States of America and for auditing management’s assessment of the effectiveness of internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles.

In this context, during the fiscal year ended December 31, 2010, the Audit Committee has reviewed and discussed GenVec’s 2010 unaudited quarterly and December 31, 2010 audited financial statements with management and with KPMG LLP, the Company’s independent registered public accounting firm. The Committee has also discussed with KPMG LLP the matters required to be discussed by relevant professional standards adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, regarding KPMG LLP’s communications with the Audit Committee concerning their independence and has discussed with KPMG LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in GenVec’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors of GenVec, Inc.:

Dated: April 29, 2011

Marc R. Schneebaum (Chairman)
Zola P. Horovitz, Ph.D.
Kevin M. Rooney

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO ANY SUCH FILING.

MATTERS CONCERNING THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by KPMG LLP, our independent registered public accounting firm. On an ongoing basis, management of GenVec defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of KPMG LLP. On a periodic basis, GenVec’s management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. In 2010, all fees paid to KPMG LLP were pre-approved pursuant to the Audit Committee’s policy. To ensure prompt handling of unexpected matters, the Audit Committee’s charter authorizes its Chairman to act on behalf of the Audit Committee in between regularly scheduled meetings, including pre-approving services provided by KPMG LLP. If the Chairman exercises this authority, he reports the action taken to the Audit Committee at its next regular meeting.

Principal Accountant Fees and Services

The following is a summary of the fees billed to GenVec by KPMG LLP for professional services rendered for the years ended December 31, 2010 and 2009:

Fee Category	2010	2009
Audit Fees	$473,570	$362,025
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$473,570	$362,025

Audit Fees

These fees consist of fees for professional services rendered for the audit of GenVec’s financial statements, review of the interim financial statements included in quarterly reports, and services in connection with regulatory filings.

Audit-Related Fees

These fees comprise assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above. GenVec did not incur such fees during 2010 or 2009.

Tax Fees

These fees comprise tax compliance and tax preparation assistance for state and federal filings; consultations concerning tax related matters and other tax compliance projects. GenVec did not incur such fees during 2010 or 2009.

All Other Fees

All other fees consist of fees not included in any other category. GenVec did not incur such fees during 2010 or 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information as of April 21, 2011 (unless otherwise specified), regarding the beneficial ownership of the Company’s Common Stock by (i) each named executive officer (as defined below) of the Company (ii) each director of the Company and (iii) all current directors and executive officers as a group. As of April 21, 2011, there were no persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC for computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after April 21, 2011 are considered outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. Except as indicated in the footnotes to this table, each stockholder named in the table below has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of beneficial ownership is based on 12,917,138 shares of Common Stock outstanding on April 21, 2011. Unless otherwise specified, the address for each director or executive officer is care of the Company at its principal office.

Name of Beneficial Owner(1)	Total Number of Shares Beneficially Owned	% of Class Owned
Directors and Named Executive Officers:
Paul H. Fischer, Ph.D.	167,371	1.3%
Wayne T. Hockmeyer, Ph.D.	17,800	*
Zola P. Horovitz, Ph.D.	20,955	*
William N. Kelley, M.D.	16,000	*
Joshua Ruch(2)	362,895	2.8%
Marc R. Schneebaum	8,500	*
Kevin M. Rooney	6,750	*
Douglas J. Swirsky	66,249	*
Edward M. Connor, Jr., M.D.	0	*
Adel A.F. Mahmoud, M.D., Ph.D.	0	*
Mark O. Thornton, M.D., MPH, Ph.D.(3)	0	*
Bryan T. Butman, Ph.D.	60,270	*
All directors and executive officers as a group (9 persons)	726,790	5.6%

*	Represents ownership that does not exceed 1% of the outstanding shares of the Company’s Common Stock.
(1)	Includes shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of April 21, 2011 in the following amounts: Paul H. Fischer, 140,957 shares; Wayne T. Hockmeyer, 14,800 shares; Zola P. Horovitz, 18,196 shares; William N. Kelley, 15,500 shares; Joshua Ruch, 14,446 shares; Marc R. Schneebaum, 8,000 shares; Kevin M. Rooney, 6,000 shares; Douglas J. Swirsky, 64,249 shares; Mark O. Thornton, 0 shares; Bryan T. Butman, 58,884 shares; and directors and executive officers as a group (9 people) 341,032 shares.

Note: The number of “directors and executive officers as a group” should not include people who are not serving at the time of the proxy statement, notwithstanding that they are listed in the table.

(2)	Mr. Ruch has sole voting and dispositive power over 175,100 shares, including shares held by Rho Investment Partners “H”, L.P. Mr. Ruch is the sole stockholder of Atlas Capital Corp., which is the general partner of Rho Management Partners, L.P., which is the general partner of Rho Investment Partners “H”, L.P. Mr. Ruch also has shared voting and dispositive power over 173,347 shares, including shares for which Rho Capital Partners, Inc. has voting and dispositive power for its investment advisory clients. Mr. Ruch is chief executive officer and a managing partner of Rho Capital Partners, Inc.

Mr. Ruch disclaims beneficial ownership, except to the extent of his pecuniary interest therein, in any shares held by Rho Investment Partners “H”, L.P. and by Rho Capital Partners, Inc. or its affiliates. The address for the above entities is 152 West 57th Street, 23rd Floor, New York, NY 10019.

(3)	Dr. Thornton resigned from the Company on May 23, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

Based solely on the Company’s review of copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2010, the Company believes that all Section 16(a) filing requirements applicable to the Company’s executive officers, directors, and greater than 10% beneficial owners were complied with in a timely manner.

STOCKHOLDER PROPOSALS

The Annual Meeting of Stockholders for the year ending December 31, 2011 is expected to be held in June 2012 (the “Next Annual Meeting”). All proposals intended to be presented at the Next Annual Meeting must be received at the Company’s executive offices, which are located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878, Attention: Corporate Secretary, not later than January 5, 2012, to receive consideration for inclusion in the proxy statement and form of proxy related to that meeting.

Stockholder proposals to be voted upon at annual meetings of the stockholders, pursuant to the Company’s Amended and Restated Bylaws, must be delivered to the Corporate Secretary of the Company at the Company’s principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of the Company’s proxy materials for the preceding annual meeting of stockholders. Such proposals must comply with the requirements in the Company’s Amended and Restated Bylaws, including setting forth with particularity (i) the names and business addresses of the stockholder submitting such proposal and all persons (as such term is defined in Section 3(a)(9) of the 1934 Act) acting in concert with such stockholder; (ii) the names and addresses of such stockholder and the persons identified in clause (i), as they appear on the Company’s books (if they so appear); (iii) the class and number of shares of the Company beneficially owned by such stockholder and the persons identified in clause (i); (iv) a description of such proposal containing all material information relating thereto; and (v) such other information as the Board reasonably determines is necessary or appropriate to enable the Board and stockholders of the Company to consider such proposal.

OTHER MATTERS

The Board of Directors does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We are providing to each stockholder as of the record date a copy of our Annual Report on Form 10-K (including financial statements and schedules) concurrently with this Proxy Statement, except the exhibits to the Form 10-K. We will provide copies of these exhibits upon request by eligible stockholders, and we may impose a reasonable fee for providing such exhibits. Requests for copies of such exhibits or the amount of the fee payable should be mailed to our Corporate Secretary, GenVec, Inc., 65 West Watkins Mill Road, Gaithersburg, Maryland 20878. Our Annual Report on Form 10-K is not a part of these proxy soliciting materials.

DIRECTIONS TO ANNUAL MEETING

From I-495 (Capital Beltway)

•	Take I-270 North to Clopper Road (Exit 10). Turn right at light
•	At fifth traffic light, make a right onto West Watkins Mill Road
•	Go to the first stop sign and turn left
•	GenVec is second building on right — 65 West Watkins Mill Road

From Frederick, MD

•	Take I-270 South to Quince Orchard Road/Montgomery Village Avenue (Exit 11B)
•	Turn right at first traffic light onto Firstfield Road
•	At first traffic light, make a right onto Clopper Road
•	Turn right at second traffic light onto West Watkins Mill Road
•	Go to the first stop sign and turn left
•	GenVec is the second building on right — 65 West Watkins Mill Road

By Order of the Board of Directors,
/s/ Douglas J. Swirsky Douglas J. Swirsky Chief Financial Officer, Senior Vice President, Treasurer & Corporate Secretary

ANNEX A

GENVEC, INC.

2011 OMNIBUS INCENTIVE PLAN

GenVec, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2011 Omnibus Incentive Plan (the “Plan”), as follows:

PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of awards of stock options, stock appreciation rights, restricted stock, deferred stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Plan. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Stock is listed.

2.3 “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, an Other Equity-Based Award, or cash.

2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Award Stock” shall have the meaning set forth in Section 17.3(a)(ii).

2.6 “Benefit Arrangement” shall have the meaning set forth in Section 15.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cause” means, with respect to any Grantee, as determined by the Committee and unless otherwise provided in an applicable agreement between such Grantee and the Company or an Affiliate, (a) willful and continued failure of the Grantee to substantially perform his or her duties with the Company or any of its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness); (b) the willful engaging by the Grantee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or any of its Affiliates; (c) personal dishonesty or breach of fiduciary duty to the Company or any of its Affiliates that in either case results or was intended to result in personal profit to the Grantee at the expense of the Company or any of its Affiliates; or (d) willful violation of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or cease-and-desist order, court order, judgment or supervisory agreement, which violation is materially and demonstrably injurious to the Company or any of its Affiliates. For purposes of the preceding clauses, no act or failure to act, on the part of the Grantee, shall be considered “willful” unless it is done, or omitted to be done, by the Grantee in bad faith and without reasonable belief that the Grantee’s action or omission was in the best interests of the Company or any of its Affiliates. Any act, or failure to act, based upon prior approval given by the Board or upon the instructions or with the approval of the Grantee’s superior or based upon the advice of counsel for the Company or any of its Affiliates, shall be conclusively presumed to be done, or omitted to be done, by the Grantee in good faith and in the best interests of the Company or any of its Affiliates. Any determination by the Committee whether an event constituting Cause shall have occurred shall be final, binding and conclusive.

2.9 “Change in Control” means (a) any Person or Persons (within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)(3) and 14(d) thereof) acting together, excluding employee benefit plans of the Company, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities; (b) the Company’s shareholders approve (or, in the event no approval of the Company’s shareholders is required, the Company consummates) a merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a “Fundamental Transaction”) with any other corporation, other than a Fundamental Transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power immediately after such Fundamental Transaction of (i) the Company’s outstanding securities, (ii) the surviving entity’s outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division; (c) the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets (other than a transfer to a Subsidiary); or (d) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

2.10 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.11 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.12 “Company” means GenVec, Inc., a Delaware corporation.

2.13 “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Code Section 162(m)(3).

2.14 “Deferred Stock Unit” means a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 14 that (a) is not subject to vesting or (b) is subject to time-based vesting, but not to performance-based vesting. A Deferred Stock Unit may also be referred to as a restricted stock unit.

2.15 “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a share of Stock is required to be established for purposes of the Plan.

2.16 “Disability” means, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.17 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.18 “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.19 “Effective Date” means ________, 2011, the date on which the Plan was approved by the Company’s shareholders.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.21 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Determination Date as follows:

(a) If on such Determination Date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Determination Date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b) If on such Determination Date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.21 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.22 “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.23 “Grant Date” means, as determined by the Committee, (a) the date as of which the Committee completes the corporate action constituting the Award or (b) such date subsequent to the date specified in clause (a) above as may be specified by the Committee.

2.24 “Grantee” means a person who receives or holds an Award under the Plan.

2.25 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.26 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.27 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.28 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.29 “Other Agreement” shall have the meaning set forth in Section 15.

2.30 “Outside Director” means a member of the Board who is not an Employee.

2.31 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right or a Performance Share.

2.32 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.33 “Performance-Based Award” means an Award of Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units, Performance Shares or Other Equity-Based Awards made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.

2.34 “Performance Measures” means measures as specified in Section 14 on which the performance goals under Performance-Based Awards are based and which are approved by the Company’s shareholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.35 “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.36 “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period of up to ten (10) years.

2.37 “Plan” means this GenVec, Inc. 2011 Omnibus Incentive Plan, as amended from time to time.

2.38 “Prior Plan” means the GenVec, Inc. 2002 Stock Incentive Plan, as amended.

2.39 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act, or any successor provision.

2.40 “Restricted Period” shall have the meaning set forth in Section 10.2.

2.41 “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.42 “SAR Price” shall have the meaning set forth in Section 9.1.

2.43 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.44 “Service” means service of a Grantee as a Service Provider to the Company or any Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties with the Company or any Affiliate shall not result in interrupted or terminated Service, so long as the Grantee continues to be a Service Provider to the Company or any Affiliate. If the Service Provider’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when the entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or its remaining Affiliates. Any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive.

2.45 “Service Provider” means, as of any date of determination, an Employee, officer, or director of the Company or any Affiliate, or a consultant (who is a natural person) or adviser (who is a natural person) to the Company or any Affiliate who provides services to the Company or any Affiliate.

2.46 “Stock” means the common stock, par value $0.001 per share, of the Company, or any security which shares of Stock may be changed into or for which shares of Stock may be exchanged as provided in Section 17.1.

2.47 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.48 “Stock Exchange” means the NASDAQ Stock Exchange LLC or another established national or regional stock exchange.

2.49 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America, and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.50 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.51 “Ten Percent Shareholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.52 “Unrestricted Stock” shall have the meaning set forth in Section 11.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

ADMINISTRATION OF THE PLAN

Committee.

Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any

Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing in accordance with the Company’s articles of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

Composition of Committee.

The Committee shall be a committee composed of not fewer than two directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of Code Section 162(m)(4)(C)(i) and, for so long as the Stock is listed on The NASDAQ Stock Exchange LLC, an “independent director” within the meaning of NASDAQ Listing Rule 5605(a)(2) (or, in each case, any successor term or provision); provided, that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, which may administer the Plan with respect to Grantees who are not “executive officers” as defined in Rule 3b-7 under the Exchange Act or directors of the Company, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m) and, for so long as the Stock is listed on the NASDAQ Stock Exchange LLC, the rules of such Stock Exchange.

Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s articles of incorporation and bylaws and Applicable Laws.

Terms of Awards.

Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of shares of Stock to be subject to an Award;

(d) establish the terms and conditions of each Award (including the Option Price of any Option), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options;

(e) prescribe the form of each Award Agreement evidencing an Award; and

(f) subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair the Grantee’s rights under such Award.

The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any award granted under another compensatory plan of the Company, any Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, or (e) other agreement, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee thereof is an Employee and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to any Company “clawback” or recoupment policy that requires the repayment by such Grantee to the Company of compensation paid to such Grantee by the Company or an Affiliate in the event that such Grantee fails to comply with, or violates, the terms or requirements of such policy. Such policy may authorize the Company to recover from a Grantee incentive-based compensation (including Options awarded as compensation) awarded to or received by such Grantee during a period of up to three (3) years, as determined by the Committee, preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

If the Company is required to prepare an accounting restatement due to the material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and any Award Agreement so provides, any Grantee of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of such Award earned or accrued during the period of twelve (12) months following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained information affected by such material noncompliance.

Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Stock received in connection with an Award (or an amount equal to the Fair Market Value of such Stock on the date of delivery thereof to the Grantee if the Grantee no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was expressly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

No Repricing.

Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A.

No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

STOCK SUBJECT TO THE PLAN

Number of Shares of Stock Available for Awards.

Subject to adjustment as provided under the Plan, the total number of shares of Stock that are available for Awards under the Plan shall be equal to the sum of (i) three hundred thousand (300,000) shares of Stock, (ii) the number of shares of Stock available for awards under the Prior Plan as of the Effective Date and (iii) the number of shares of Stock subject to awards outstanding under the Prior Plan as of the Effective Date which thereafter (a) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of Stock, (b) are settled in cash in lieu of such shares of Stock or (c) are exchanged for the Committee’s permission, before the issuance of such shares of Stock, for compensatory awards not involving shares of Stock. Such shares of Stock may be authorized and unissued shares or treasury shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the authorized shares of Stock may be used for any type of Award under the Plan, and any or all of the shares of Stock may be allocated to Incentive Stock Options.

Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Stock available for issuance under the Plan pursuant to Section 4.1(a) shall be increased by the number of shares of Stock subject to any such assumed awards and substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Stock is listed.

Share Usage.

(a) Shares of Stock subject to an Award shall be counted as used as of the Grant Date.

(b) Any shares of Stock related to an Award granted under this Plan or Prior Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the shares of Stock, are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Stock, for Awards not involving shares of Stock shall be available again for grant under this Plan, provided that any shares subject to an Award granted under the Prior Plan shall be available for making Awards under the Plan in the same amount as such shares were counted against the share limits set forth in the Prior Plan.

(c) Any shares of Stock tendered (by either actual delivery or attestation) (i) to pay the Option Price of an Option granted under this Plan or Prior Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan or Prior Plan, shall become available again for grant under this Plan.

(d) Any shares of Stock that were subject to an SAR granted under this Plan that were not issued upon the exercise of such SAR shall become available again for grant under this Plan.

(e) Notwithstanding the foregoing, no shares of Stock that become available for Awards granted under this Plan pursuant to this Section 4.3 shall be available for grants of Incentive Stock Options.

EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION

Effective Date.

The Plan shall be effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plan.

Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Awards have not been made. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Stock is then listed), provided that no amendment shall be made to the no-repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Company’s shareholders. No amendment, suspension or termination of the Plan shall impair rights or obligations under any Award theretofore made under the Plan without the consent of the Grantee thereof.

AWARD ELIGIBILITY AND LIMITATIONS

Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.

Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act:

(a) the maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6 is 25,000 shares;

(b) the maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any person eligible for an Award under Section 6 is 12,500 shares; and

(c) the maximum amount that may be paid as a cash-settled Performance-Based Award for a twelve (12) month performance period to any person eligible for an Award shall be $3,000,000 and the maximum amount that may be paid as a cash-settled Performance-Based Award in respect of a performance period greater than twelve (12) months by any person eligible for an Award shall be $6,000,000.

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 17.

Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, any Affiliate, or any business entity that has been a party to a transaction with the Company or any Affiliate, or (c) any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, any Affiliate, or any business entity that has been a party to a transaction with the Company or any Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that the Option Price or grant price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions, but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Non-qualified Stock Options.

TERMS AND CONDITIONS OF OPTIONS

Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

Vesting.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee or otherwise in writing.

Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date.

Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 which results in the termination of such Option.

Method of Exercise.

Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.

Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions with respect to transfers of shares as would have applied to the Grantee thereof. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one (1) share of Stock on the date of exercise over (y) the per share exercise price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.

Other Terms.

The Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.

Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfers of shares as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

TERMS AND CONDITIONS OF RESTRICTED STOCK AND DEFERRED STOCK UNITS

Grant of Restricted Stock or Deferred Stock Units.

Awards of Restricted Stock and Deferred Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

Restrictions.

At the time a grant of Restricted Stock or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Deferred Stock Units as provided in Section 14. Notwithstanding the foregoing, Awards of Restricted Stock and Deferred Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date (but may vest pro-rata during such period on a daily, monthly, annual or other basis), and Restricted Stock and Deferred Stock Units that vest upon achievement of performance goals shall not vest in full in less than one (1) year from the Grant Date; provided that (i) up to ten percent (10%) of the maximum number of shares of Stock available for issuance under the Plan may be granted pursuant to the Plan without being subject to the foregoing restrictions, and (ii) any dividends or Dividend Equivalent Rights, or other distributions, issued in connection with any Award granted at any time under the Plan shall not be subject to or counted for either such restrictions or such ten percent (10%) share issuance limit. The foregoing ten percent (10%) share issuance limit shall be subject to adjustment consistent with the adjustment provisions of Section 17.2 and the share usage rules of Section 4.3. Awards of Restricted Stock and Deferred Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

Registration; Restricted Share Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Stock. All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Stock.

Rights of Holders of Deferred Stock Units.

Voting and Dividend Rights.

Holders of Deferred Stock Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Deferred Stock Units, to direct the voting of the shares of Stock subject to such Deferred Stock Units, or to receive notice of any meeting of the Company’s shareholders). The Committee may provide in an Award Agreement evidencing a grant of Deferred Stock Units that the holder of such Deferred Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each such Deferred Stock Unit which is equal to the per-share dividend paid on such shares of Stock. Such Award Agreement also may provide that such cash payment shall be deemed reinvested in additional Deferred Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such cash dividend is paid. Notwithstanding the foregoing, if a grantor trust is established in connection with the Awards of Deferred Stock Units and shares of Stock are held in the grantor trust for purposes of satisfying the Company’s obligation to deliver shares of Stock in connection with such Deferred Stock Units, the Award Agreement for such Deferred Stock Units may provide that such cash payment shall be deemed reinvested in additional Deferred Stock Units at a price per unit equal to the actual price paid for each share of Stock by the trustee of the grantor trust upon such trustee’s reinvestment of the cash dividend received.

Creditor’s Rights.

A holder of Deferred Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Deferred Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Deferred Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends with respect to such Restricted Stock or Deferred Stock Units. If the Committee accelerates vesting of Restricted Stock or Deferred Stock Units, except (a) in the case of a Grantee’s death or disability, (b) acceleration required by binding commitments or agreements entered into by the Company prior to the Effective Date or (c) as specified in Section 17.3, the shares of Stock subject to such Restricted Stock or Deferred Stock Units shall be deducted from the ten percent (10%) share issuance limit set forth in Section 10.2

Purchase of Restricted Stock and Shares of Stock Subject to Deferred Stock Units.

The Grantee shall be required, to the extent required by Applicable Laws, to purchase the Restricted Stock or shares of Stock subject to vested Deferred Stock Units from the Company at a Purchase Price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or Deferred Stock Units or (y) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Deferred Stock Units. The Purchase Price shall be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.

Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Stock or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Deferred Stock Unit once the shares of Stock represented by such Deferred Stock Unit have been delivered in accordance with this Section 10.8.

TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan, subject to the ten percent (10%) share issuance limit set forth in Section 10.2. Unrestricted Stock Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service, to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of shares of Stock equal in value to the difference between such Option Price and the Fair Market Value of the shares of Stock subject to the portion of such Option being exercised.

Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with Applicable Laws, including (a) Service to the Company or an Affiliate and (b) net exercise.

TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions which are different from the terms and conditions of such other Award, provided that a cash amount credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved.

Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee shall determine.

Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an initial value or target number of shares of Stock that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares subject to a Performance-Based Award that will be paid out to the Grantee thereof.

Earning of Performance-Based Awards.

Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards shall be entitled to receive a payout on the value or number of the Performance-Based Awards earned by such Grantee over such Performance Period.

Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards shall be as determined by the Committee and as evidenced in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Stock (or a combination thereof) equal to the value of the earned Performance-Based Awards and shall pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under such Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement for the Awards.

Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any single performance goal or that two (2) or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

Settlement of Awards; Other Terms.

Settlement of Performance-Based Awards shall be in cash, shares of Stock, other Awards or other property, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards.

Performance Measures.

The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment:

(a) total shareholder return;

(b) such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

(c) net income;

(d) pretax earnings;

(e) earnings before interest expense, taxes, depreciation and amortization;

(f) earnings before interest expense, taxes, depreciation and amortization and before bonuses, service fees, and extraordinary or special items;

(g) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;

(h) operating margin;

(i) operating income;

(j) earnings per share;

(k) return on equity;

(l) return on capital;

(m) return on investment;

(n) operating earnings;

(o) working capital;

(p) ratio of debt to shareholders’ equity;

(q) free cash flow;

(r) revenue;

(s) results of preclinical testing;

(t) results of clinical trials;

(u) submitting regulatory filings;

(v) regulatory approvals;

(w) entering into contractual arrangements;

(x) meeting contractual requirements;

(y) achieving contractual milestones;

(z) entering into collaborations;

(aa) receipt of grant funding;

(bb) regulatory body approval for commercialization of a product;

(cc) implementation or completion of critical projects;

(dd) segment share;

(ee) product development; research;

(ff) licensing;

(gg) manufacturing;

(hh) manufacturing capacity;

(ii) production; inventory;

(jj) site development;

(kk) plant, building or facility development;

(ll) government relations;

(mm) production volume levels,

(nn) market penetration; and

(oo) agency ratings.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under Performance Measure clause (j) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring programs; (e) extraordinary nonrecurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

Status of Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to any such Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment or benefit under the Plan shall be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

REQUIREMENTS OF LAW

General.

The Company shall not be required to offer, sell or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such offering, listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

EFFECT OF CHANGES IN CAPITALIZATION

Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the share limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding Stock Appreciation Rights as required to reflect such distribution.

Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger or consolidation. In the event of any reorganization, merger or consolidation of the Company referred to in this Section 17.2, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger or consolidation.

Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Deferred Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:

(a) in each case with the exception of Performance-Based Awards, all outstanding Restricted Stock shall be deemed to have vested, all Deferred Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and either of the following two actions shall be taken:

(i)	fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, or

(ii)	the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Deferred Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Deferred Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs (the “Award Stock”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Stock.

(b) For Performance-Based Awards denominated in Stock, if less than half of the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares assuming target performance has been achieved (or into Unrestricted Stock if no further restrictions apply). If more than half the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares based on actual performance to date (or into Unrestricted Stock if no further restrictions apply). If actual performance is not determinable, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares assuming target performance has been achieved, based on the discretion of the Committee (or into Unrestricted Stock if no further restrictions apply).

(c) Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Deferred Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Deferred Stock Units, Restricted Stock and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Deferred Stock Units, Restricted Stock and Other Equity-Based Awards, or for the substitution for such Options, SARs, Deferred Stock Units, Restricted Stock and Other Equity-Based Awards of new common stock options, stock appreciation rights, common stock units, restricted stock and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices. In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Change in Control and his employment is terminated without Cause within one year following the consummation of such Change in Control, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

Adjustments

Adjustments under this Section 17 related to shares of Stock or other securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Change in Control upon Awards other than

Options, SARs, Deferred Stock Units and Restricted Stock, and such effect shall be set forth in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3 and 17.4.

No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

GENERAL PROVISIONS

Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares of Stock. Notwithstanding Section 2.21 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form and the masculine gender shall include the feminine gender, as the context requires.

Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

Section 409A of the Code.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

ANNUAL MEETING OF STOCKHOLDERS OF
GENVEC, INC.

June 15, 2011

Notice of Internet Availability of Proxy materials
The Notice of Meeting and Proxy Statements
are available at http://genvec.investorroom.com

Please sign, date and mail
Your proxy card in the envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided

The Board of Directors recommends a vote “FOR” each of the nominees in Proposal 1, “FOR” Proposal 2, 4, and 5 and for every “3 YEARS” for Proposal 3:
Please sign, date and return promptly in the enclosed envelope. Please mark your vote in black or blue ink as shown here: ☒

1.	To elect four directors to the Company’s Board of Directors, three to serve a three-year term and one to serve a two-year term or until their successors are qualified and elected:

☐ For All Nominees	☐ Withhold For All Nominees	☐ For All Except (see instruction below)

Nominees:

☐	Adel A.F. Mahmoud, M.D., Ph.D., for a three-year term
☐	Marc R. Schneebaum, for a three-year term
☐	Kevin M. Rooney, for a three-year term
☐	Edward M. Connor, Jr., M.D., for a two-year term

Instruction:

To withhold authority to vote for any individual nominee, mark “For All Except” and fill in the circle next to the nominee for whom you wish to withhold authority.

2.	To approve by a non-binding advisory vote compensation of the Company’s named executive officers.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To recommend by a non-binding advisory vote the frequency of future non-binding advisory votes on compensation of the Company’s named executive officers;

1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐
4.	To approve the adoption of the GenVec, Inc. 2011 Omnibus Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	To ratify the appointment of KPMG LLP as GenVec’s independent registered public accounting firm for the year ending December 31, 2011.

FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Mark this box with an X if you have made comments below. ☐

Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)

GENVEC, INC.

65 West Watkins Mill Road
Gaithersburg, MD 20878

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 15, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul H. Fischer and Douglas J. Swirsky, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of GenVec, Inc., a Delaware corporation (“GenVec”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of GenVec to be held on Wednesday, June 15, 2011, at 9:00 a.m., local time, at the Company’s headquarters at 65 West Watkins Mill Road, Gaithersburg, MD 20878 (the “Annual Meeting”).

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, “FOR” PROPOSAL 2, 4 AND 5, AND FOR EVERY “3 YEARS” FOR PROPOSAL 3.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Continued and to be dated and signed on reverse side.